UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported):  February 24, 2005


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-25675              74-3055158
(State or other jurisdiction     (Commission File       (I.R.S. Employer
       of incorporation)              Number)          Identification No.)


                      500 NORTH MICHIGAN AVENUE, SUITE 300
                             CHICAGO, ILLINOIS 60611
                (Address of Principal Executive Offices/Zip Code)


                                 (312) 396-4031
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 2, 2005 (the "Form 8-K") by Patron Systems, Inc. ("Patron"), regarding the acquisition of Complete Security Solutions, Inc. and LucidLine, Inc., the entry into a material definitive agreement with Entelagent Software Corp. and the consummation of a Bridge Financing in the amount of $3,500,000. The Form 8-K is hereby amended to insert those items as set forth herein.


ITEM 9.01.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial Statements of business acquired.

INDEX OF FINANCIAL STATEMENTS                                                                      PAGE
COMPLETE SECURITY SOLUTIONS, INC.

Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . .     3
Balance Sheet at December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Statement of Operations for the Period from July 28, 2004 (Inception) to
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Statement of Stockholders' Equity for the Period from July 28, 2004 (Inception) to
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Statement of Cash Flows for the Period from July 28, 2004 (Inception) to
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Notes to Consolidated Financial Statements for the Period from July 28, 2004 (Inception) to
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

IDK ENTERPRISES, INC.

Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . .    21
Balance Sheet at December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Statement of Operations for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Statement of Stockholders' Deficiency for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Statement of Cash Flows for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Notes to Consolidated Financial Statements for the Year Ended
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

LUCIDLINE, INC.

Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . .    42
Balance Sheet at December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Statement of Operations for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Statement of Stockholders' Deficiency for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Statement of Cash Flows for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Notes to Consolidated Financial Statements for the Year Ended
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

ENTELAGENT SOFTWARE CORP.

Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . .    58
Balance Sheet at December 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Statement of Operations for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Statement of Shareholders' Deficiency for the Years Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Statement of Cash Flows for the Year Ended
  December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Notes to Consolidated Financial Statements for the Year Ended
  December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
Complete Security Solutions, Inc.


We have audited the accompanying balance sheet of Complete Security Solutions, Inc. as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from July 28, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of Complete Security Solutions, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from July 28, 2004 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a loss during its inception period and has limited capital resources. These conditions raise substantial doubt about its ability to continue as going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Marcum & Kliegman LLP
-------------------------
Marcum & Kliegman LLP

October 7, 2005
New York, New York

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------


                             ASSETS

CURRENT ASSETS
  Cash ......................................................         $1,447,885
  Prepaid expenses and other current assets .................             96,700
                                                                      ----------

    Total Current Assets ....................................         $1,544,585

OTHER ASSETS
  Deferred financing costs, net .............................             85,167
  Advances to prospective acquirer ..........................            722,000
  Advances to prospective acquiree ..........................            657,847
  Advances to prospective affiliates ........................          1,375,969
                                                                      ----------

    Total Other Assets ......................................          2,840,983
                                                                      ----------

    TOTAL ASSETS ............................................         $4,385,568
                                                                      ==========

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued expenses ............................................     $    43,750
  Advances from stockholder ...................................         100,000
  Dividends payable ...........................................          34,539
                                                                    -----------

    Total Current Liabilities .................................     $   178,289

SERIES A MANDATORILY REDEEMABLE
  CONVERTIBLE PREFERRED STOCK (Liquidation
  preference $9,039,469) ......................................       3,877,219
                                                                    -----------

TOTAL LIABILITIES .............................................       4,055,508

STOCKHOLDERS' EQUITY
  Common stock, par value $.01; 40,000,000 shares
    authorized; 2,453,160 shares issued and outstanding .......          24,532
  Stock subscription receivable ...............................         (24,532)
  Additional paid in capital ..................................         673,643
  Deficit accumulated during the development stage ............        (343,583)
                                                                    -----------

    TOTAL STOCKHOLDERS' EQUITY ................................         330,060
                                                                    -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................     $ 4,385,568
                                                                    ===========

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                                         STATEMENT OF OPERATIONS

              For the Period from July 28, 2004 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


OPERATING EXPENSES
  Employee compensation and benefits .......................          $  84,513
  Legal and professional fees ..............................             17,822
  Consulting fees ..........................................             55,000
  General and administrative expenses ......................            121,927
                                                                      ---------

    TOTAL OPERATING EXPENSES ...............................          $ 279,262
                                                                      ---------

    OPERATING LOSS .........................................           (279,262)

OTHER INCOME (EXPENSE)
  Interest expense .........................................            (85,450)
  Interest income - related parties ........................             21,129
                                                                      ---------

    TOTAL OTHER EXPENSE ....................................            (64,321)
                                                                      ---------

    LOSS BEFORE  INCOME TAXES ..............................           (343,583)

INCOME TAXES ...............................................               --
                                                                      ---------

    NET LOSS ...............................................          $(343,583)
                                                                      =========

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                               STATEMENT OF STOCKHOLDERS' EQUITY

              For the Period from July 28, 2004 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


                                                                                             Deficit
                                                                                           Accumulated
                                                                     Stock      Additional  During the
                                                Common Stock      Subscription   Paid in   Development
                                             Shares      Amount    Receivable    Capital      Stage        Total
                                           ---------   ---------   ---------    ---------   ---------    ---------
BALANCE - July 28, 2004 ................        --     $    --     $    --      $    --     $    --      $    --


Common stock issued in exchange for
  subscriptions receivable .............   2,453,160      24,532     (24,532)        --          --           --
Warrants issued to investors of Series A
Preferred stock ........................        --          --          --        635,843        --        635,843
Warrants issued to Placement Agent .....        --          --          --         37,800        --         37,800
Net loss ...............................        --          --          --           --      (343,583)    (343,583)
                                           ---------   ---------   ---------    ---------   ---------    ---------


BALANCE - December 31, 2004 ............   2,453,160   $  24,532   $ (24,532)   $ 673,643   $(343,583)   $ 330,060
                                           =========   =========   =========    =========   =========    =========

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                                         STATEMENT OF CASH FLOWS

              For the Period from July 28, 2004 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss ....................................................     $  (343,583)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Interest income ...........................................     $   (21,129)
    Non-cash interest expense .................................          11,980
  Changes in operating assets and liabilities:
    Prepaid expenses and other current assets .................         (96,700)
    Accrued consulting fee ....................................          10,000
    Accrued dividends .........................................          34,539
    Accrued interest ..........................................          38,931
                                                                    -----------

    TOTAL ADJUSTMENTS .........................................         (22,379)
                                                                    -----------

    NET CASH USED IN OPERATING ACTIVITIES .....................        (365,962)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to prospective acquirer ............................        (722,000)
  Advances to prospective acquiree ............................        (657,847)
  Advances to prospective affiliates ..........................      (1,354,840)
                                                                    -----------

    NET CASH USED IN INVESTING ACTIVITIES .....................      (2,734,687)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Gross proceeds from issuance of Series A
    Mandatorily Redeemable Convertible Preferred Stock ........       4,463,534
  Deferred financing costs ....................................         (15,000)
  Advances from stockholder ...................................         100,000
                                                                    -----------

    NET CASH PROVIDED BY FINANCING ACTIVITIES .................     $ 4,548,534
                                                                    -----------

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                                              STATEMENT OF CASH FLOWS, Continued

              For the Period from July 28, 2004 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


    NET INCREASE IN CASH ..........................................   $1,447,885

CASH - July 28, 2004 (Inception) ..................................         --
                                                                      ----------

CASH - December 31, 2004 ..........................................   $1,447,885
                                                                      ----------


SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
  Settlement of accrued interest by issuing Series A
    Mandatorily Redeemable Convertible Preferred Stock ............   $   38,931
  Common stock issued in exchange for subscription receivable .....   $   24,532
  Accrued placement agent fee recorded as a deferred financing cost   $   33,750

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - THE COMPANY

       ORGANIZATION
       Complete Security Solutions, Inc. (the "Company"), a Delaware corporation, was formed on July 28, 2004 with a business plan of raising capital and consummating business combinations with certain companies developing technologies for use in the information and homeland security markets. As described in Note 14, the Company completed a merger with IDK Enterprises, Inc. ("IDK") on February 24, 2005 and was acquired by Patron Systems, Inc. ("Patron") pursuant to an agreement and plan of merger on February 25, 2005.


NOTE 2 - LIQUIDITY AND FINANCIAL CONDITION

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $343,583 for the period from July 28, 2004 (inception) to December 31, 2004. The Company's working capital at December 31, 2004 amounts to $1,366,296. As described in Note 14, the Company consummated a merger with IDK, and was subsequently merged with and into Patron on February 25, 2005. Patron has limited capital resources and is subject to substantial legal contingencies that raise doubt as to its ability to continue as a going concern. The Company will require substantial additional working capital to sustain its operations while Patron attempts to integrate the business into its existing operations.

       The Company expects to continue incurring losses for the foreseeable future and cannot provide any assurance as to when, if ever, it will become a profitable enterprise due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. These matters raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon the ability of Patron to raise the additional capital that it needs to sustain its operations while it continues to execute its business plan and resolve its legal contingencies in a manner that will not have a material adverse affect on the Company.

       Patron is currently in the process of attempting to raise additional capital and its management has taken certain steps to conserve its liquidity while it continues to integrate the Company and other acquired businesses into its existing operations. Neither Patron nor the Company has obtained any commitment to provide the Company with new financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DEVELOPMENT STAGE OPERATIONS
       In accordance with Statement of Financial Accounting Standard ("SFAS") No.7, the Company is considered to be a development stage enterprise as its activities principally consist of raising capital and screening potential acquisition candidates in the information and homeland security segments.

       INCOME TAXES
       The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The carrying amounts reported in the balance sheet for cash, advances to prospective acquirer, acquiree and affiliates, accounts payable, accrued expenses, and advances from stockholders approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of the Company's Series A Mandatorily Redeemable Convertible Preferred Stock ("Series A Preferred") approximates fair value as these securities feature contractual dividend rates that are consistent with current market rates of return and have an effective yield that is consistent with instruments of similar risk, when taken together with any equity instruments concurrently issued to the investors of these shares.

       USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
       In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 4 - CONCENTRATION OF CREDIT RISK

       The Company maintains a cash account at a financial institution insured by the Federal Deposit Insurance Corporation ("FDIC"). Management monitors the soundness of this institution and considers the Company's risk to be minimal. The amount of credit risk over the FDIC limit at December 31, 2004 amounts to $1,347,885.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - DEFERRED FINANCING COSTS

       Deferred financing costs include an aggregate of $48,750 of cash transaction fees incurred in connection with the Series A Preferred financing transaction described in Note 10. Such fees include (a) $33,750 representing a .75% transaction fee to be paid to the placement agent, and (b) $15,000 representing a 6% origination fee paid to an investor. In addition, the Company issued 45,000 common stock purchase warrants with a fair value of $37,800 to the placement agent. A summary of the deferred financing costs and accumulated amortization is as follows:

                                                                 Amount
                                                                --------
       Fees paid and to be paid in cash ..................      $ 48,750
       Placement agent warrants ..........................        37,800
                                                                --------
                                                                  86,550
       Less:  accumulated amortization ...................        (1,383)
                                                                --------

                 Deferred Financing Costs, Net ...........      $ 85,167
                                                                ========

       These deferred financing costs are being amortized over the term of the Series A Preferred to its earliest mandatory redemption date of November 22, 2009. Amortization expense with respect to deferred financing costs amounted to $1,383 for the period of July 28, 2004 (inception) to December 31, 2004 and is included as a component of interest expense in the accompanying statement of operations.


NOTE 6 - ADVANCES TO PROSPECTIVE ACQUIRER

       In 2004, the Company made an aggregate of $722,000 of non-interest bearing cash advances to Patron for working capital purposes. The amounts are due on demand. Subsequent to December 31, 2004, the Company merged into Patron in a purchase business combination, at which time the Company became a wholly-owned subsidiary of Patron (Note 14). The Company classified these advances as non-current assets in the accompanying balance sheet as a result of the business combination with Patron.


NOTE 7 - ADVANCES TO PROSPECTIVE ACQUIREE

       In 2004, the Company made an aggregate of $657,847 in non-interest bearing cash advances to IDK for working capital purposes. The amounts are due on demand. The Company classified these advances as non-current assets in the accompanying balance sheet as a result of the business combination with Patron (Note 14).

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 8 - ADVANCES TO PROSPECTIVE AFFILIATES

       Advances to prospective affiliates are as follows:

                                                                 Amount
                                                               ----------
       LucidLine, Inc. ..............................          $  587,700
       Entelagent Software Corp. ....................             788,269
                                                               ----------

                                                               $1,375,969

       In 2004, the Company made an aggregate of $577,000 and $777,840 in advances to each of LucidLine, Inc. ("LucidLine") and Entelagent Software Corp. ("Entelagent"), respectively for working capital purposes. The advances bear interest at 10% per annum and are secured by all the current and future assets of each of the companies. Interest income on these loans amounted to $21,129 for the period of July 28, 2004 (inception) to December 31, 2004, including $10,700 due from LucidLine and $10,429 due from Entelagent. Subsequent to December 31, 2004, LucidLine and Entelagent were acquired by Patron at which time they became affiliates of the Company through common ownership (Note 14). The Company classified these advances as non-current assets in the accompanying balance sheet as a result of the business combination with Patron.


NOTE 9 - ADVANCES FROM STOCKHOLDER

       Advances from stockholder represent excess advances made to the Company by Apex Venture Partners ("Apex") in connection with its investment in Series A Preferred. The Company repaid this amount to Apex in January 2005.


NOTE 10 - SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

       Pursuant to the Company's restated certificate of incorporation, the Company is authorized to issue up to 10,000,000 shares of its Series A Preferred, $0.01 par value.

       In December 2004, the Company issued 4,502,465 shares of Series A Preferred in exchange for $4,463,534 of cash and the settlement of $38,931 of accrued interest on advances made to the Company by stockholders. In addition, the Company issued to certain investors holding $1,750,000 of such preferred shares, warrants to purchase up to 462,500 shares of the Company's common stock ("Warrants"). The warrants have a seven-year term and an exercise price of $1.00 per share. The aggregate fair value of the warrants amounts to $635,843.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, continued

       In accordance with APB 14, the Company allocated $3,866,622 of the proceeds to the Series A Preferred and $635,843 of proceeds to the warrants. The difference between the carrying amount of the Series A Preferred and their contractual redemption is being accreted as interest expense to November 9, 2009, the earliest redemption of the Series A Preferred. Accretion of the aforementioned discount amounted to $10,597 for the period from July 28, 2004 (inception) to December 31, 2004 and is included as a component of interest expense in the accompanying statement of operations.

       The Series A Preferred is convertible into common stock at any time at the option of the holder based on a formula that currently results in a one-for-one exchange ratio of common for preferred. This formula is subject to adjustment for stock splits, stock dividends, recapitalizations, and other anti-dilution provisions. The shares of redeemable convertible preferred stock convert automatically into shares of common stock immediately upon the effectiveness of a registration statement under the Securities Act of 1933 with an offering price per share of at least five times the  original  issue price of the  Preferred
       Stock  and  which  results  in  aggregate   cash  proceeds  of  at  least
       $25,000,000.

       The Company has reserved 4,964,965 shares of its common stock for issuance upon the conversion of its redeemable convertible preferred stock and the exercise of the related common stock purchase warrants.

       The Series A Preferred also features (1) a liquidation preference entitling the holders of Series A Preferred to be paid an amount equal to twice the original purchase price per share, plus any accrued but unpaid dividends, upon a liquidation event as defined, (2) cumulative, preferential dividends of $0.10 per share per annum, and (3) a right to participate in dividends on a pro rata basis with the common stockholders, based upon the number of common shares into which the Series A Preferred are convertible, if and when declared by the Board of Directors. Dividends accrued but not paid do not bear interest and upon conversion into common stock, any unpaid dividends are not payable. The holders of the Series A Preferred, voting together as a class, are entitled to elect two members of the Board of Directors.

       In the event funds are sufficient to make a complete distribution to the holders of Preferred Stock as described above, the remaining assets will be distributed ratably to the holders of common stock and Preferred Stock on an as-converted to common stock basis.

       Holders of at least sixty six and two thirds percent (66 2/3%) in interest of the Series A Preferred can require the Company at any time after November 22, 2009 to redeem their Series A Preferred shares at the original issue price per share ($1.00 per share), plus accrued but unpaid dividends. Redemption payments, if demanded, would be payable in three equal annual installments of 33 1/3% each beginning within 60 days following the Company's receipt of a redemption notice by the holders of at least 66 2/3% interest in the Series A Preferred.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, continued

       The Company accounted for the issuance of its Series A Preferred, with common stock purchase warrants, in accordance with EITF 00-27, "Convertible Securities with Beneficial Conversion Features and Contingently Adjustable Conversion Rations". Accordingly, the Series A Preferred is presented in the accompanying balance sheet net of the unamortized portion of $635,843 of aggregate discounts resulting from:
       (i) an allocation of the proceeds to the respective fair values of the Series A Preferred and common stock purchase warrants and (2) beneficial conversion features based on the "effective" conversion prices of the Series A Preferred. The unamortized portion of the aggregate discount amounts to $625,246 at December 31, 2004.

       The Series A Preferred stock discount is being amortized over the term of such shares to their earliest date of redemption of November 22, 2009. The accretion of the Series A Preferred to its mandatory redemption amount and contractual dividends are included in the accompanying financial statements as a component of interest expense. The following table presents a summary of the Series A Preferred stock contractual dividends and accretion of the discount:

                                                            For the Period from
                                                               July 28, 2004
                                                              (Inception) to
                                                                December 31,
                                                                    2004
                                                            -------------------
       Contractual dividends at $0.10 per annum .........         $34,539

       Accretion of Series A Preferred to its mandatory
         redemption amount ..............................          10,597
                                                                  -------

                                                                  $45,136

       Total non-cash interest expense, which amounts to $11,980, includes $10,597 of accretion described above plus amortization of $1,383 of deferred financing costs (see Note 5).

       The Company classified the Series A Preferred as a liability in the accompanying balance sheet in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," since it is mandatorily redeemable at the option of the holders.

       The Company concurrently entered into an Investor Rights Agreement, Stockholders' Agreement and Right of First Refusal and Co-sale Agreement, each of which provides for certain rights and restrictions with respect to the Series A Preferred investors that are more fully described in Note 11.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - STOCKHOLDERS' EQUITY

       COMMON STOCK
       On November 11, 2004, the Company issued 953,160 shares of its common stock to its founders, who are principally employees of IDK Enterprises, Inc. in exchange for subscriptions receivable in the amount of $9,532. The subscriptions were paid in February 2005.

       On December 31, 2004, the Company issued 1,500,000 shares of its common stock in exchange for subscriptions receivable in the amount of $15,000 to 3 members of Patron's advisory board.

       ISSUANCE OF COMMON STOCK PURCHASE WARRANTS
       On December 3, 2004, the Company issued 45,000 common stock purchase warrants with a term of 7 years and an exercise price of $1.00 per share to the Placement Agent in the Series A Preferred financing transaction (Note 10). The aggregate fair value of these warrants amounted to $37,800 and was accounted for as deferred financing costs.

       On December 3, 2004, the Company issued 462,500 common stock purchase warrants with a term of 7 years and an exercise price of $1.00 per share to the Series A Preferred investors (Note 10). The aggregate fair value of these warrants amounted to $635,843.

       STOCKHOLDERS' AGREEMENT
       On December 2, 2004, the Company entered into an agreement (the "Stockholders' Agreement") with its common stockholders ("Common Stockholders") and the investors of its Series A Preferred ("Investors"), with the Common Stockholders and Investors, collectively referred to as (the "Holders").

       The Stockholders' Agreement provides for, among other things, (a) the Common Stockholders, voting as a class, to designate two members to the Company's board of directors, (b) the Investors to designate two members to the Company's board of directors, including one to be appointed by Apex Investment Fund V, LP (a significant investor) and the other to be elected by a majority of the Investors voting as a class, (c) the Holders, to collectively elect, by a majority vote, a fifth member to the Company's board of directors, (d) certain restrictions on the transfer of shares, and (e) a majority of the Investors (on an as converted basis to common stock) to exercise certain "Drag Along" rights, as defined, and for the Holders to exercise certain "Tag Along" rights, as defined in the event of a proposed sale of a majority of shares under certain circumstances.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - STOCKHOLDERS' EQUITY, continued

       INVESTOR RIGHTS AGREEMENT
       On December 2, 2004, the Company entered into an Investor Rights Agreement (the "Investor Rights Agreement") with its Common Stockholders and Investors and, on a collective basis with the Holders, providing for, among other things, the Company to (a) reserve up to 3,500,000 shares of its common stock for issuance under various types of employee, director and consultant stock compensation arrangements, if and when the board of directors may approve such plans, and (b) register under the Securities Act certain shares of restricted stock for resale, if required by at least 40% of the holders of such shares (the "Registration Rights").

       Pursuant to the Investor Rights Agreement, such Registration Rights are exercisable at any time after the earlier of three years from the date of the issuance of the Series A Preferred, or six months after the completion of an initial public offering by holders, representing at least a 40% interest of all restricted shares. Such holders may request the Company to register no less than 20% of their restricted shares, or such lesser percentage if in the event the anticipated offering price under such registration is in excess of $5,000,000.

       RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
       On December 2, 2004, the Company entered into a Right of First Refusal and Co-sale Agreement with its Common Stockholders and Investors, providing, among other things, for the Company or the Investors to exercise a "Right of First Refusal" or "Co-sale Rights," as defined, to purchase shares of common stock in the event any such shares are proposed to be sold by any significant Common Stockholder.


NOTE 12 - CONSULTING SERVICES

       The Company incurred $55,000 of consulting fees for executive management and corporate advisory services provided by a number of its board of directors during the period of July 2004 through December 2004.


NOTE 13 - INCOME TAXES

       As of December 31, 2004, the Company has incurred book losses since inception of $343,583 and estimates that it has net operating loss carryforwards available to offset future taxable income of approximately $340,000 that may be available to offset future taxable income, if any through 2024. The Company has established a 100% valuation allowance for the deferred tax assets arising from the net operating loss and other temporary differences as management believes that it is more likely than not that their benefit, if any, will not be realized in the future.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 13 - INCOME TAXES, continued

       The utilization of the net operating losses may be subject to substantial limitations due to the "change of ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions, as a result of the Company's merger with Patron on February 25, 2005 (Note 14).

       The Company paid no income taxes during the year ended December 31, 2004.


NOTE 14 - SUBSEQUENT EVENTS

       MERGER OF IDK ENTERPRISES, INC. INTO THE COMPANY
       On February 24, 2005, the Company merged with IDK pursuant to an Agreement and Plan of Merger, by and between the Company, IDK Acquisition Sub, LLC, IDK, and George M. Middlemas, as Shareholder Representative of IDK, with IDK Acquisition Sub, LLC surviving as a wholly-owned subsidiary of the Company. In connection with the merger, all the issued, outstanding and held-in-treasury common and preferred stock of IDK were cancelled and retired. The Shareholders of IDK received 8,046,840 shares of the Company's common stock.

       MERGER OF THE COMPANY INTO PATRON SYSTEMS, INC.
       On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, the merger by and between Patron with the Company became effective. The merger was consummated pursuant to a definitive Supplemental Agreement and the Agreement and Plan of Merger, entered into as of February 24, 2005, each among Patron, CSSI Acquisition Co. I. Inc., a wholly-owned subsidiary of Patron and the Company. Pursuant to the terms of the Supplemental Agreement and Agreement and Plan of Merger with the Company, CSSI Acquisition Co., Inc. merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Patron. In connection with the Company's merger, Patron issued 7,500,000 shares of common stock in exchange for the outstanding shares of the Company's common stock, and subordinated promissory notes in the aggregate principal amount of $4,500,000 and warrants to purchase 2,250,000 shares of common stock in exchange for the outstanding shares of the Company's preferred stock. The warrants have a term of 5 years and an exercise price of $0.70 per share. The subordinated promissory notes and warrants were issued to Apex Investment Fund V, L.P., The Northwestern Mutual Life Insurance Company, and Advanced Equities Venture Partners I, L.P.

       MERGER OF LUCIDLINE, INC. INTO PATRON SYSTEMS, INC.
       On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, Patron's merger with LucidLine became effective.

                                               COMPLETE SECURITY SOLUTIONS, INC.
                                                (A Development Stage Enterprise)

                              NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 14 - SUBSEQUENT EVENTS, continued

       MERGER OF ENTELAGENT SOFTWARE CORP. INTO PATRON SYSTEMS, INC.
       On March 30, 2005, pursuant to the filing of an Amended and Restated Agreement and Plan of Merger, Patron's merger with Entelagent became effective. The Amended and Restated Agreement and Plan of Merger received a filing date of April 28, 2005 from the Secretary of State of the State of California.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
IDK Enterprises, Inc.


We have audited the accompanying balance sheet of IDK Enterprises, Inc. as of December 31, 2004 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of IDK Enterprises, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had recurring losses since its inception and has a working capital deficiency as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLC
-------------------------
Marcum & Kliegman LLC

July 29, 2005
New York, New York

                                                           IDK ENTERPRISES, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------


                              ASSETS

CURRENT ASSETS
  Cash ........................................................         $ 22,497
  Accounts receivable .........................................          216,960
  Prepaid expenses and other current assets ...................            3,874
                                                                        --------

    Total Current Assets ......................................         $243,331

PROPERTY AND EQUIPMENT, Net ...................................           26,921

DEFERRED FINANCING FEES, Net ..................................          121,900

CUSTOMER LIST, Net ............................................           22,500

COMPUTER SOFTWARE, Net ........................................          303,078
                                                                        --------

    TOTAL ASSETS ..............................................         $717,730
                                                                        ========

                                                           IDK ENTERPRISES, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------


             LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable ...........................................      $    36,633
  Accrued compensation .......................................          143,408
  Accrued expenses ...........................................           24,464
  Deferred revenue ...........................................          145,275
  Advances from prospective acquirer .........................          657,847
  Accrued interest ...........................................          583,291
                                                                    -----------

    Total Current Liabilities ................................      $ 1,590,918

SERIES A MANDATORILY REDEEMABLE
  CONVERTIBLE PREFERRED STOCK (Liquidation
  Preference $9,600,000) .....................................        4,358,769
                                                                    -----------

    TOTAL LIABILITIES ........................................        5,949,687

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Common stock, par value $0.01; 10,000,000 shares
    authorized; 100 shares issued and outstanding ............                1
  Additional paid in capital .................................        2,058,841
  Deferred compensation ......................................         (383,627)
  Accumulated deficit ........................................       (6,907,172)
                                                                    -----------

    TOTAL STOCKHOLDERS' DEFICIENCY ...........................       (5,231,957)
                                                                    -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY ...........      $   717,730
                                                                    ===========

                                                           IDK ENTERPRISES, INC.

                                                        STATEMENTS OF OPERATIONS

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                        2004            2003
                                                     -----------    -----------

REVENUE
  Software licenses ..............................   $   695,651    $ 1,203,632
  Maintenance and support ........................       287,771        250,361
  Professional services ..........................        56,321         73,345
                                                     -----------    -----------

    TOTAL REVENUE ................................     1,039,743      1,527,338

COST OF REVENUE ..................................       279,764        270,105
                                                     -----------    -----------

    GROSS PROFIT .................................       759,979      1,257,233
                                                     -----------    -----------

OPERATING EXPENSES
  Salaries and employee benefits .................     2,366,630      3,632,401
  Selling, general and administrative expenses ...       694,208        907,291
  Depreciation and amortization ..................       290,666        252,178
                                                     -----------    -----------

    TOTAL OPERATING EXPENSES .....................     3,351,504      4,791,870
                                                     -----------    -----------

    LOSS FROM OPERATIONS .........................    (2,591,525)    (3,534,637)

OTHER EXPENSE
  Interest expense, net ..........................      (454,415)      (278,010)
                                                     -----------    -----------

    LOSS BEFORE INCOME TAXES .....................    (3,045,940)    (3,812,647)

INCOME TAXES .....................................          --             --
                                                     -----------    -----------

    NET LOSS .....................................   $(3,045,940)   $(3,812,647)
                                                     ===========    ===========

                                                           IDK ENTERPRISES, INC.

                                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                                    Additional
                                               Common Stock           Paid-in      Deferred      Accumulated
                                           Shares        Amount       Capital    Compensation      Deficit         Total
                                        -----------   -----------   -----------   -----------    -----------    -----------
BALANCE - January 1, 2003 ...........           100   $         1   $   224,484   $      --      $   (48,585)   $   175,900

Deferred compensation related to
  the issuance of employee stock
  options ...........................          --            --       1,657,977    (1,657,977)          --             --

Amortization of deferred compensation          --            --            --       1,036,236           --        1,036,236

Net loss ............................          --            --            --            --       (3,812,647)    (3,812,647)
                                        -----------   -----------   -----------   -----------    -----------    -----------

BALANCE - December 31, 2003 .........           100   $         1   $ 1,882,461   $  (621,741)   $(3,861,232)   $(2,600,511)
                                        ===========   ===========   ===========   ===========    ===========    ===========

                                                           IDK ENTERPRISES, INC.

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                                    Additional
                                               Common Stock           Paid-in       Deferred     Accumulated
                                           Shares        Amount       Capital    Compensation      Deficit         Total
                                        -----------   -----------   -----------   -----------    -----------    -----------
BALANCE - January 1, 2004 ...........           100   $         1   $ 1,882,461   $  (621,741)   $(3,861,232)   $(2,600,511)

Deferred compensation related to
  the issuance of employee stock
  options ...........................          --            --         176,380      (176,380)          --             --

Amortization of deferred compensation          --            --            --         414,494           --          414,494

Net loss ............................          --            --            --            --       (3,045,940)    (3,045,940)
                                        -----------   -----------   -----------   -----------    -----------    -----------

BALANCE - December 31, 2004 .........           100   $         1   $ 2,058,841   $  (383,627)   $(6,907,172)   $(5,231,957)
                                        ===========   ===========   ===========   ===========    ===========    ===========

                                                           IDK ENTERPRISES, INC.

                                                        STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                        2004            2003
                                                    -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss .....................................    $(3,045,940)    $(3,812,647)
                                                    -----------     -----------
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization ..............        570,430         522,283
    Stock based compensation ...................        414,494       1,036,236
    Non-cash interest expense ..................        451,276         276,877
  Changes in assets and liabilities:
    Accounts receivable ........................       (144,553)         51,475
    Other current assets .......................         11,511          41,766
    Accounts payable ...........................        (81,207)        117,840
    Accrued compensation .......................         18,723         124,685
    Accrued expenses ...........................        (32,276)        (92,350)
    Deferred revenue ...........................         (4,932)         87,709
                                                    -----------     -----------

      TOTAL ADJUSTMENTS ........................      1,203,466       2,166,521
                                                    -----------     -----------

      NET CASH USED IN OPERATING ACTIVITIES ....     (1,842,474)     (1,646,126)
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash advanced to acquiree business ...........           --          (110,096)
  Cash received upon foreclosure of business ...           --             1,359
  Purchases of property and equipment ..........         (5,920)           --
                                                    -----------     -----------

      NET CASH USED IN INVESTING ACTIVITIES ....    $    (5,920)    $  (108,737)
                                                    -----------     -----------

                                                           IDK ENTERPRISES, INC.

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                         2004           2003
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft .................................   $      --      $       (92)
  Proceeds from issuance of Series A mandatorily
    redeemable convertible preferred stock .......     1,400,000      1,734,999
  Fees paid to placement agent ...................      (167,000)          --
  Advances from prospective acquirer .............       657,847           --
  Advances from officer ..........................        39,000         36,000
  Repayment of advances from officer .............       (75,000)          --
                                                     -----------    -----------

      NET CASH PROVIDED BY FINANCING ACTIVITIES ..     1,854,847      1,770,907
                                                     -----------    -----------

      NET INCREASE IN CASH .......................         6,453         16,044

CASH - Beginning .................................        16,044           --
                                                     -----------    -----------

CASH - Ending ....................................   $    22,497    $    16,044
                                                     ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:

  Interest .......................................   $     3,279    $     1,133

Supplemental non-cash investing and financial activity:

  Acquisition of business upon foreclosure of
    notes in 2003:
    Current tangible assets acquired .............   $      --      $   181,036
    Non-current tangible assets acquired .........          --           60,000
    Current liabilities assumed ..................          --         (211,591)
    Intangible assets acquired ...................          --        1,379,292
    Carrying value of secured notes ..............          --       (1,300,000)
    Cash received upon foreclosure of business ...          --            1,359
                                                     -----------    -----------
      Cash advanced to acquiree business .........   $      --      $   110,096
                                                     ===========    ===========

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - THE COMPANY

       ORGANIZATION
       IDK Enterprises, Inc. (the "Company"), a Delaware corporation, was founded on October 12, 2002 to acquire the operations of NETdelivery, Inc. ("NETdelivery"), a developer of secure online forms and real-time data collection software programs. The Company's products are specifically designed for, and marketed to, federal, state and local law enforcement agencies and commercial insurance companies. As described in
       Note 2, the Company completed its acquisition of NETdelivery upon the foreclosure of certain secured notes on January 31, 2003 and has continued as the successor entity to NETdelivery's business.


NOTE 2 - ACQUISITION OF ASSETS AND BUSINESS OF NETDELIVERY, INC.

       On January 31, 2003, the Company acquired the business and operations of NETdelivery for $1,410,096. The Company acquired NETdelivery upon its foreclosure of secured notes of NETdelivery that were held by the Company's common stockholders and certain of its preferred stockholders. Such stockholders assigned their notes and underlying rights to the net assets of NETdelivery to the Company in exchange for 1,376,350 shares of the Company's Series A Mandatorily Redeemable Preferred Stock ("Series A Preferred") for $1,300,000 which was deemed to be equal to the fair value of the notes, based on the value of the underlying collateral. In addition, the Company made $110,096 in cash advances to NETdelivery prior to the foreclosure that were accounted for as part of the aggregate cost of acquiring NETdelivery's net assets.

       The Company recorded the tangible assets acquired and liabilities assumed from NETdelivery at their fair values at the date of the foreclosure. The aggregate amount of the note plus the cash advances made to NETdelivery in excess of the fair value of the net assets acquired was allocated to NETdelivery's computer software and customer list. The following table provides a breakdown of the Company's allocation of the cost of acquiring NETdelivery to the fair values of assets acquired and liabilities assumed from NETdelivery at the date of the foreclosure:

       Fair Value of Tangible Assets
         Cash ........................................         $   1,359
         Accounts receivable .........................           181,036
         Property and equipment ......................            60,000
                                                               ---------
                 Net Tangible Assets .................           242,395

       Liabilities Assumed:
         Accrued expenses ............................          (149,091)
         Deferred revenue ............................           (62,500)
                                                               ---------
         Liabilities assumed .........................          (211,591)
                                                               ---------
                 Net Assets Acquired .................         $  30,804
                                                               ---------

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - ACQUISITION OF ASSETS AND BUSINESS OF NETDELIVERY, INC., continued

                 Net Assets Acquired
                   (Balance brought forward) ...........       $   30,804

       Value of Excess Over Purchase Price of Net
         Assets Acquired Allocated to:
           Computer software ...........................          839,292
           Customer list ...............................          540,000
                                                               ----------

                 Total .................................       $1,410,096
                                                               ==========


NOTE 3 - LIQUIDITY AND FINANCIAL CONDITION

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $3,045,940 for the year ended December 31, 2004. In addition, the Company's working capital deficiency amounted to $1,347,587 and its accumulated deficit amounted to $6,907,172 at December 31, 2004. As described in Note 16, the Company consummated a merger with Complete Security Solutions, Inc. ("CSSI"), which subsequently merged with and into Patron Systems, Inc. (the "Parent") on February 25, 2005. The Company will require substantial additional working capital to sustain its operations, while the Parent continues its efforts to integrate the business into its existing operations.

       The Company expects to continue incurring losses for the foreseeable future and cannot provide any assurance as to when, if ever, it will become a profitable enterprise due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. The Parent also has limited capital resources and is subject to substantial contingencies that also raise doubt as to its ability to continue as a going concern. Neither the Parent nor the Company has obtained any commitments to provide the Company with new financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ACCOUNTS RECEIVABLE
       The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2004, the Company has had a low occurrence of credit losses and, based on a review of balances outstanding, has determined that an allowance for doubtful accounts is not necessary.

       REVENUE RECOGNITION
       The Company derives its revenues from sales of computer software, post contract customer support and professional consulting services.

       The Company applies the revenue recognition principles set forth under AICPA Statement of Position ("SOP") 97-2, "Software Revenue Recognition," with respect to its sales of computer software and post contract customer support arrangements. Revenues from software license agreements are generally recognized upon delivery of software to the customer. All of the Company's software sales are supported by a written contract or other evidence of a sale transaction such as a customer purchase order. These forms of evidence clearly indicate the selling price to the customer, shipping terms, payment terms (generally 30 days) and refund policy, if any. The selling prices of these products are fixed at the time the sale is consummated.

       Revenue from post contract customer support arrangements or undelivered elements are deferred and recognized at the time of delivery or over the period in which the services are performed based on vendor specific objective evidence of fair value for such undelivered elements. Vendor specific objective evidence is typically based on the price charged when an element is sold separately or, if an element is not sold separately, on the price established by an authorized level of management, if it is probable that the price, once established, will not change before market introduction. The Company uses the residual method prescribed in SOP 98-9 to allocate revenues to delivered elements once it has established vendor-specific evidence for such undelivered elements.

       Professional consulting services are billed based on the number of hours of consulting services hours provided and the hourly billing rates. The Company recognizes revenue under these arrangements as the service is performed.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are being computed over the estimated useful lives of the assets, generally three years, using the straight-line method. Repairs and maintenance costs are expensed as incurred.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       SOFTWARE DEVELOPMENT COSTS
       In accordance with Statement of Financial Accounting Standard No. ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software development costs incurred subsequent to the establishment of technological feasibility through the product's general availability are capitalized. The Company also capitalizes the cost of improvements to its existing products that extend the life or significantly improve the marketability of the original product and enhancements that require a redesign of all or part of the existing product.

       The Company did not incur any capitalizable software development costs during the years ended December 31, 2004 and 2003.

       IMPAIRMENT OF LONG-LIVED ASSETS
       The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2004.

       STOCK-BASED COMPENSATION
       SFAS No. 123, "Accounting for Stock-Based Compensation," allows companies to account for stock-based compensation using either the provisions of SFAS 123 or the provisions of Accounting Principles Board of Opinion
       (APB) No. 25, "Accounting for Stock Issued to Employees," but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company accounts for its stock-based employee compensation in accordance with APB No. 25. The following table illustrates the effect on net loss for the years ended December 31, 2004 and 2003, as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

                                                        For the Years Ended
                                                            December 31,
                                                     --------------------------
                                                        2004            2003
                                                     -----------    -----------

  Net loss, as reported ..........................   $(3,045,940)   $(3,812,647)
  Add:  stock-based compensation cost reflected
               in the financial statements .......       414,494      1,036,236
  Less:  stock-based employee compensation
               expense under the fair value method      (446,733)    (1,107,897)
                                                     -----------    -----------

            Pro-Forma Net Loss ...................   $(3,078,179)   $(3,884,308)
                                                     ===========    ===========

       RESEARCH AND DEVELOPMENT
       Research and development costs, which consist of employee compensation, amounted to $123,206 and $203,870 for the years ended December 31, 2004 and 2003, respectively. Research and development costs are expensed as incurred.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       INCOME TAXES
       The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets

       ADVERTISING COSTS
       Advertising costs are expensed as incurred and amounted to $76,426 and $25,944 for the years ended December 31, 2004 and 2003, respectively.

       USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
       In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
       In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46 R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of this pronouncement did not have material effect on the Company's financial statements.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS, continued
       In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. The charge will be reflected in the Company's Statements of Operations during periods in which such charges are recorded, but will not affect its Balance Sheets or Statements or Cash Flows. SFAS 123R is effective for public entities that file as small business issuers - as of the beginning of the first annual reporting period of the fiscal year that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

       In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." SFAS 153 amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement are intended to be applied prospectively. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.


NOTE 5 - PROPERTY AND EQUIPMENT

       Property and equipment consist of the following at December 31, 2004:

                                                                 Amount
                                                                --------
       Office equipment .................................       $ 65,920
       Less:  accumulated depreciation ..................        (38,999)
                                                                --------

                 Property and Equipment, Net ............       $ 26,921
                                                                ========

       Depreciation expense amounted to $20,666 and $18,333 for the years ended December 31, 2004 and 2003, respectively.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6 - DEFERRED FINANCING FEES

       Deferred financing fees, which include fees paid in connection with the issuance of Series A Preferred to certain of the Series A Preferred Stock investors (Note 11) are as follows:

                                                                 Amount
                                                               ---------
       Deferred financing fees ..........................      $ 167,000
       Less:  accumulated amortization ..................        (45,100)
                                                               ---------

                 Deferred Financing Fees, Net ...........      $ 121,900
                                                               =========

       Deferred financing fees are being amortized over the term of the Series A Preferred shares to their earliest mandatory redemption date of January 9, 2008. Amortization of deferred financing fees amounted to $38,400 and $6,700 for the years ended December 31, 2004 and 2003, respectively, and is included as a component of interest expense in the accompanying statements of operations.


NOTE 7 - CUSTOMER LIST

       The customer list, which amounted to $22,500, is presented net of amortization and is being amortized over 2 years. Amortization expense amounted to $270,000 and $247,500 for 2004 and 2003, respectively. Amortization for 2005 is $22,500.


NOTE 8 - COMPUTER SOFTWARE

       Computer software, which consists of software acquired from NETdelivery amounts to $303,078 and is presented net of accumulated amortization of $536,214. Computer software is being amortized over 3 years. Amortization expense amounted to $279,764 and $256,450 for the years ended December 31, 2004 and 2003, respectively, and is included in cost of sales in the accompanying statements of operations. Amortization of computer software is $279,764 and $23,314 for 2005 and 2006, respectively.


NOTE 9 - ADVANCES FROM PROSPECTIVE ACQUIRER

       In 2004, the Company received an aggregate of $657,847 in working capital advances from CSSI. The advances, which are non-interest bearing, are payable on demand (Note 16).


NOTE 10 - ADVANCES FROM OFFICER

       In 2003, the Company received a working capital advance from an officer amounting to $36,000. In 2004, the Company received an additional $39,000 from the officer as an advance. The advances bear interest at a rate of 10% per annum. The Company repaid the aggregate principal balance of $75,000, plus accrued interest amounting to $4,412, in 2004.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

       The Company is authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.01 per share. The Company's board of directors (the "Board") has designated 5,376,350 of these shares as Series A Preferred, with voting rights equal to one vote for each share of common stock into which the Series A Preferred is convertible.

       As of December 31, 2004, the Company has issued an aggregate of 4,546,348 shares of its Series A Preferred including (1) 1,376,350 shares issued in 2002 in exchange for the rights to the net assets and business of NETdelivery described in Note 2, and (2) 3,169,998 shares for net proceeds of $2,966,661 ($3,134,999 gross proceeds less $68,338 of placement agent's fees) in 2003 and 2004. In addition, the Company issued to investors of 1,496,350 of the Series A Preferred shares, warrants to purchase up to 449,088 shares of common stock at an exercise price of $1.00 per share expiring at various times through February 6, 2007.

       The Series A Preferred is convertible into common stock at any time at the option of the holder based on a formula, which currently results in a one-for-one exchange ratio of preferred for common, subject to certain anti-dilution provisions. The Series A Preferred automatically converts into shares of the Company's common stock upon the effectiveness of a registration statement filed under the Securities Act of 1933, with an offering price per share of at least five times the original issue price of the Series A Preferred Stock that results in aggregate cash proceeds of at least $20,000,000.

       The Company has reserved 4,995,436 shares of its common stock for issuance upon the conversion of its redeemable convertible preferred stock and exercise of the related common stock purchase warrants.

       The Series A Preferred also features (1) a liquidation preference entitling the holders of the Series A Preferred to be paid an amount equal to twice the original purchase price per share, plus any accrued but unpaid dividends, upon a liquidation event as defined, (2) cumulative dividends at the rate of 8% per annum, and (3) a right to participate in dividends, on a pro rata basis with the common stockholders, based upon the number of common shares into which the Series A are convertible, if and when declared by the board of directors. The holders of the Series A Preferred, voting together as a class, are entitled to elect two members to the Board of Directors.

       One or more holders of shares of the Series A Preferred can require the Company at any time after January 9, 2008 to redeem their Series A Preferred shares at the greater of their fair value or original issue price, plus accrued but unpaid dividends. Redemption payments, if demanded, would be payable in two annual installments of 50% each beginning 120 days following the Company's receipt of a redemption notice by the holders of the Series A Preferred Stock.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, continued

       The Company accounted for the issuance of 1,496,350 shares of its Series A Preferred, with common stock purchase warrants, in accordance with EITF 00-27, "Convertible Securities with Beneficial Conversion Features and Contingently Adjustable Conversion Ratios". Accordingly, the Series A Preferred stock is presented in the accompanying balance sheet, net of the unamortized portion of $300,834 of aggregate discounts resulting from: (1) an allocation of the gross proceeds to the respective fair values of the Series A Preferred and common stock purchase warrants and
       (2) beneficial conversion features based on the "effective" conversion prices of the Series A Preferred. The unamortized portion of the aggregate discount amounts to $187,580 at December 31, 2004.

       The Series A Preferred stock discount is being amortized over the term of such shares to their earliest mandatory redemption date of January 9, 2008. The accretion of the Series A Preferred to its mandatory redemption amount and contractual dividends are included in the accompanying financial statements as a component of interest expense. The following table presents a summary of the Series A Preferred stock contractual dividends and accretion of the discount:

                                                           For the Year Ended
                                                              December 31,
                                                          -------------------
                                                            2004       2003
                                                          --------   --------
       Contractual dividends at 8% per annum ..........   $358,407   $215,708
       Accretion of Series A Preferred to its mandatory
          redemption amount ...........................     54,469     54,469
                                                          --------   --------

                                                          $412,876   $270,177
                                                          ========   ========

       The Company classified the Series A Preferred as a liability in the accompanying balance sheet in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," since it is mandatorily redeemable at the option of the holder.

       In addition to the above, the Company paid a 10% transaction fee in connection with the issuance of Series A Preferred to certain of the Series A Preferred investors, which amounted to an aggregate of $67,000 in 2003 and $100,000 in 2004 (Note 6).

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 12 - COMMITMENTS

       The Company leases its facilities and other certain equipment under non-cancelable operating lease agreements expiring at various other times through August 2007. The future minimum lease payments as of December 31, 2004 are as follows:

       For the Year Ended
          December 31,           Office Space         Equipment          Total
       ------------------        ------------         ---------          -------
              2005                   $60,000             $3,240          $63,240
              2006                        --              3,240            3,240
              2007                        --                810              810
                                     -------             ------          -------

                                     $60,000             $7,290          $67,290
                                     =======             ======          =======

       Rent expense under these leases, including the Company's share of operating expenses, amounted to $107,750 and $137,363 for the years ended December 31, 2004 and 2003, respectively.


NOTE 13 - EMPLOYEE BENEFITS

       EQUITY INCENTIVE PLAN
       The Company adopted, effective in 2004, the IDK Enterprises, Inc. 2004 Equity Incentive Award Plan (the Plan) for eligible employees, officers, directors, Board members and consultants to IDK. Under the Plan, the Company may grant stock options, restricted stock awards, performance share awards, dividend equivalents, restricted stock units, stock payments and stock appreciation rights. A total of 2,743,697 shares of common stock have been reserved for issuance under the Plan.

       Options issued under the Plan generally expire ten years from the grant date or three months after a participant's termination of employment and vest as outlined in the individual grant agreements. These options may only be issued at the discretion of the Board.

       The Board may also provide in a participant's grant agreement that the participant may exercise options granted at any time prior to their termination, provided that shares of stock acquired upon exercise of an option which have not been fully vested may be subject to any forfeiture, transfer or other restrictions as the Board may determine in its sole discretion.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 13 - EMPLOYEE BENEFITS, continued

       EQUITY INCENTIVE PLAN, continued
       The following is a summary of option activity of the Plan in 2003 and 2004:

                                               2004                             2003
                                    ---------------------------      ---------------------------
                                                    Weighted                         Weighted
                                                    Average                          Average
                                    Options      Exercise Price      Options      Exercise Price
                                    ---------------------------      ---------------------------
Outstanding - Beginning of Year     1,842,197         $0.10                 --       $    --
  Granted                             195,978          0.10          1,842,197          0.10
  Cancellations and forfeitures            --            --                 --            --
  Exercised                                --            --                 --            --
                                    ---------                       ----------

Outstanding - End of Year           2,038,175         $0.10          1,842,197         $0.10
                                    =========         =====          =========         =====

Options Exercisable                 1,611,922                        1,151,373
                                    =========                        =========

       At December 31, 2004, all of the Company's stock options have an exercise price of $0.10 per share and a fair value of $0.97. The weighted average remaining contractual life of outstanding stock options is 9.5 years.

       401(K) PLAN
       The Company maintains a defined benefit plan (the Plan) established under the provisions of Internal Revenue Code Section 401(k), covering all of its full-time employees. Participants may make voluntary contributions to the Plan up to the maximum amount allowed by law. The Company may also make discretionary matching contributions. The Company did not make any contributions to the Plan during 2004 or 2003.


NOTE 14 - INCOME TAXES

       As of December 31, 2004, the Company has incurred book losses since its inception of $6,907,172 and estimates that it has net operating loss carryforwards of approximately $4,300,000 that may be available to offset future taxable income, if any, through 2024. The Company has established a 100% valuation allowance for the deferred tax assets arising from the net operating loss and other temporary differences, including the book and tax bases of its intangible assets, as management believes that it is more likely than not that their benefit, if any, will not be realized in the future.

       The utilization of the net operating losses may be subject to substantial limitations due to the "change of ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions, as a result of the Company's merger with CSSI and CSSI's subsequent merger with the Parent.

                                                           IDK ENTERPRISES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 15 - MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

       The Company is subject to credit risk concentrations primarily from cash and cash equivalents and accounts receivable. The Company's management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in a financial institution. Accounts receivable are due from commercial and government organizations located both in the United States and internationally. Accounts receivable are generally due within 30 days and no collateral is required.

       One customer accounted for 43% of the Company's revenue during the year ended December 31, 2004. Two customers accounted for 69% of the Company's revenue for the year ended December 31, 2003. Two customers accounted for 86% of the Company's accounts receivable at December 31, 2004

       Sales to customer outside the United States, including Canada, Sweden and Australia, amounted to $725,808 and $1,352,294 for the years ended December 31, 2004 and 2003, respectively.


NOTE 16 - SUBSEQUENT EVENTS

       MERGER OF IDK ENTERPRISES, INC. INTO COMPLETE SECURITY SOLUTIONS, INC.
       On February 24, 2005, the Company merged with CSSI, pursuant to an Agreement and Plan of Merger, by and between the Company, CSSI, IDK Acquisition Sub, LLC, ("IDK LLC") and George M. Middlemas, representative of the Company's stockholders. IDK LLC survived the merger as a wholly-owned subsidiary of CSSI and all of the issued and outstanding common and preferred stock of the Company was retired upon the effectiveness of the merger,

       MERGER OF COMPLETE SECURITY SOLUTIONS, INC. INTO PATRON SYSTEMS, INC.
       On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, the merger, by and between the Parent and CSSI, became effective. The merger was consummated, pursuant to a definitive Supplemental
       Agreement, and the Agreement and Plan of Merger (collectively, the "Merger Agreement") entered into as of February 24, 2005, by and between the Parent, CSSI Acquisition Co. I. Inc., ("Acquisition Co."), a wholly-owned subsidiary of the Parent and CSSI. Pursuant to the terms of the Merger Agreement, Acquisition Co. merged with and into CSSI, with CSSI surviving the merger as a wholly-owned subsidiary of the Parent.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
LucidLine, Inc.

We have audited the accompanying balance sheet of LucidLine, Inc. as of December 31, 2004 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of LucidLine, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had recurring losses since its inception and has a working capital deficiency as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP
-------------------------
Marcum & Kliegman LLP

June 22, 2005
New York, New York

                                                                 LUCIDLINE, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------

                              ASSETS

CURRENT ASSETS
  Accounts receivable, less allowance for doubtful
    accounts of $2,670 ..........................................        $12,422
  Other current assets ..........................................          2,200
                                                                         -------

       Total Current Assets .....................................        $14,622


PROPERTY AND EQUIPMENT, Net .....................................         60,405
                                                                         -------


       TOTAL ASSETS .............................................        $75,027
                                                                         =======

                                                                 LUCIDLINE, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2004
--------------------------------------------------------------------------------


          LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Notes payable ............................................        $   577,000
  Current maturities of capital lease ......................              1,912
  Cash overdraft ...........................................                863
  Accounts payable and accrued expenses ....................             47,047
  Loans payable to stockholders ............................             19,581
  Notes payable - stockholders .............................             76,320
                                                                    -----------

       Total Current Liabilities ...........................        $   722,723


CAPITAL LEASE, Net of current maturities ...................              4,401
                                                                    -----------

       TOTAL LIABILITIES ...................................            727,124

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
  Common stock, no par value, 10,000,000
    shares authorized; 10,000,000 shares
    issued and outstanding .................................            663,022
  Accumulated deficit ......................................         (1,315,119)
                                                                    -----------

       TOTAL STOCKHOLDERS' DEFICIENCY ......................           (652,097)
                                                                    -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY ......        $    75,027
                                                                    ===========

                                                                 LUCIDLINE, INC.

                                                        STATEMENTS OF OPERATIONS

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                         2004             2003
                                                      ---------        ---------
REVENUES
  Electronic data protection services ..........      $ 143,915       $ 103,884
  Consulting services ..........................        100,000            --
                                                      ---------       ---------

       TOTAL REVENUES ..........................        243,915         103,884
                                                      ---------       ---------

COSTS OF REVENUES
  Telecom and network ..........................        152,699         103,480
  Cost of consulting services ..................         70,000            --
                                                      ---------       ---------

       TOTAL COSTS OF REVENUE ..................        222,699         103,480
                                                      ---------       ---------

       GROSS PROFIT ............................         21,216             404
                                                      ---------       ---------

OPERATING EXPENSES
  Compensation costs and related
    benefits (including stock-
    based compensation of $84,470 and
    $262,493, respectively) ....................        333,934         324,994
  Professional fees ............................        110,035           4,373
  Consulting fees (including stock-
    based compensation of $51,207 and
    $0, respectively) ..........................        125,047          49,908
  Occupancy costs ..............................         20,460          20,226
  Depreciation .................................         13,402          10,358
  Other ........................................         22,345          11,710
                                                      ---------       ---------

       TOTAL OPERATING EXPENSES ................        625,223         421,569
                                                      ---------       ---------

       OPERATING LOSS ..........................       (604,007)       (421,165)

OTHER EXPENSE
  Interest .....................................         13,297           1,108
                                                      ---------       ---------

       NET LOSS ................................      $(617,304)      $(422,273)
                                                      =========       =========

                                                                 LUCIDLINE, INC.

                               STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                  For the Years Ended December 31, 2003 and 2004
--------------------------------------------------------------------------------


                                                                                                    Total
                                                             Common Stock         Accumulated   Stockholders'
                                                         Shares       Amount        Deficit      Deficiency
                                                      -----------   -----------   -----------    -----------
BALANCE - January 1, 2003 .........................     3,500,000   $    13,022   $  (275,542)   $  (262,520)


Common stock returned to founders .................     1,500,000       150,000          --          150,000
Stock-based compensation ..........................     1,148,000       114,800          --          114,800
Conversion of trade payables into common stock ....       810,000        81,000          --           81,000
Conversion of stockholders' loans into common stock       908,000        90,800          --           90,800
Net loss ..........................................          --            --        (422,273)      (422,273)
                                                      -----------   -----------   -----------    -----------

BALANCE - December 31, 2003 .......................     7,866,000       449,622      (697,815)      (248,193)


Common stock returned to founders .................       735,000        73,500          --           73,500
Stock-based compensation ..........................       121,000        12,100          --           12,100
Conversion of trade payables into common stock ....       647,931        64,793          --           64,793
Conversion of stockholders' loans into common stock       118,000        11,800          --           11,800
Common stock issued for consulting services .......       512,069        51,207          --           51,207
Net loss ..........................................          --            --        (617,304)      (617,304)
                                                      -----------   -----------   -----------    -----------

BALANCE - December 31, 2004 .......................    10,000,000   $   663,022   $(1,315,119)   $  (652,097)
                                                      ===========   ===========   ===========    ===========

                                                                 LUCIDLINE, INC.

                                                        STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                            2004         2003
                                                         ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss ...........................................   $(617,304)   $(422,273)
                                                         ---------    ---------
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation .....................................      13,402       10,358
    Stock-based compensation .........................     135,677      262,493
    Bad debts ........................................          (6)       2,676
    Changes in operating assets and liabilities:
    Accounts receivable ..............................      (9,321)      (4,776)
    Other current assets .............................      (2,200)        --
    Accounts payable and accrued expenses ............     (49,916)     120,337
                                                         ---------    ---------

       TOTAL ADJUSTMENTS .............................      87,636      391,088
                                                         ---------    ---------

       NET CASH USED IN OPERATING ACTIVITIES .........    (529,668)     (31,185)
                                                         ---------    ---------

NET CASH USED IN INVESTING ACTIVITIES
  Purchase of property and equipment .................     (34,830)      (3,309)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable ............     577,000         --
  (Repayments) advances under bank line of credit ....     (17,000)      17,000
  Repayments under capital lease obligation ..........      (1,262)        --
  Advances from stockholders .........................      20,415       11,692
  Repayments to stockholder ..........................     (13,526)        --
  Proceeds from issuance of common stocks to founders        1,130        2,307
  Cash overdraft .....................................      (2,259)       3,122
                                                         ---------    ---------

       NET CASH PROVIDED BY FINANCING ACTIVITIES .....   $ 564,498    $  34,121
                                                         ---------    ---------

                                                                LUCIDLINE, INC.

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                              2004        2003
                                                            --------    --------

       NET DECREASE IN CASH .............................   $   --     $   (373)

CASH - Beginning of year ................................       --          373
                                                            --------   --------

CASH  - End of year .....................................   $   --     $   --
                                                            ========   ========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the years for:

    Interest ............................................   $  2,596   $  1,108

    Income taxes ........................................   $   --     $   --

  Non-cash investing and financing activities:

    Stockholders' loans converted into 118,000 and
      908,000 shares of common stock, respectively ......   $ 11,800   $ 90,800

    Trade payables converted into 647,931 and 810,000
       shares of common stock, respectively .............   $ 64,793   $ 81,000

    Acquisition of property and equipment under capital
      lease obligation ..................................   $   --     $  7,875

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF BUSINESS
       LucidLine, Inc. (hereinafter referred to as the "Company) is an Illinois corporation formed in May 2001. The Company provides high speed synchronized remote back-up, retrieval, and restoration services of electronic information to small and mid-size businesses under a system that accessible over the internet.

       GOING CONCERN
       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had recurring losses since its inception. At December 31, 2004, the Company's current liabilities exceed its current assets by approximately $708,000 and it has a stockholders' deficiency of approximately $652,000. On February 25, 2005, the Company entered into an Agreement and Plan of Merger with Patron Systems Inc. (the "Parent") (See Note 9). The Parent also has limited capital resources and is subject to substantial contingencies that also raise doubt as to its ability to continue as a going concern. Neither the Parent nor the Company has obtained any commitments to provide the Company with new financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

       REVENUE RECOGNITION
       The Company provides its electronic information protection services under contractual arrangements with terms ranging from 1 year to 5 years. At the inception of each contract, the Company activates the customer's account for a contractual fee that it amortizes over the term of the contract in accordance with Emerging Issues Task Force Issue ("EITF") 00-21, "Revenue Arrangements with Multiple Deliverables." Thereafter, the Company invoices its customers on a monthly basis for services rendered at contractual rates provided for under the terms of its contracts. These contracts are automatically renewable by the customer unless terminated on 30 days written notice, in which case the Company charges the customer an early termination fee equal to the lesser of six months of service or the remaining term of the contract.

       The Company also provided marketing consulting services to an unrelated party during the year ended December 31, 2004, for an aggregate fixed fee of $100,000 that it recorded as revenue at the time the services were completed.

       CASH AND CASH EQUIVALENTS
       The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2004, the Company had no cash equivalents.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       ACCOUNTS RECEIVABLE
       Accounts receivable have been adjusted for all known uncollectible accounts. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectibility. Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

       PROPERTY AND EQUIPMENT
       Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold, or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gains or losses are reflected in the statement of operations in the period of disposal.

       IMPAIRMENT OF LONG-LIVED ASSETS
       The Company groups and evaluates property and equipment and intangible assets excluding goodwill, for impairment at the individual reporting unit, which is the lowest level at which individual cash flows can be identified. When evaluating assets for potential impairment, the Company first compares the carrying amount of the asset to the asset's estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the asset's estimated future cash flows (discounted and with interest charges). If the carrying amount exceeds the asset's estimated future cash flows (discounted and with interest charges), the loss is allocated to the long-lived assets of the group on a pro rata basis using the relative carrying amounts of those assets.

       INCOME TAXES
       The Company provides for federal and state income taxes currently payable, as well as for those deferred because of timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       FINANCIAL INSTRUMENTS
       The Company's financial instruments consist primarily of accounts receivable, accounts payable and accrued expenses and debt, which approximate fair value because of their short-term maturities. The fair value of notes payable to stockholders is not reasonably determinable based on the related party nature of transactions.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       RECENT ACCOUNTING PRONOUNCEMENTS
       In January, 2003, the FASB issued interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the entity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003. In December 2003, the FASB issued Interpretation No. 46(R) ("FIN 46R") which revised certain provisions of FIN 46. Publicly reporting entities that are small business issuers must apply FIN 46R to all entities subject to FIN 46R no later than the end of the first reporting period that ends after December 15, 2004 (as of December 31, 2004, for a calendar year enterprise). The effective date includes those entities to which FIN 46 had previously been applied. However, prior to the application of FIN 46R, a public entity that is a small business issuer shall apply FIN 46 or FIN 46R to those entities that are considered special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003 (as of December 31, 2003 for a calendar year). The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46 or FIN 46R.

       In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The changes in this Statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of this statement did not have a material effect on the Company's results of operations or financial position.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       RECENT ACCOUNTING PRONOUNCEMENTS, continued
       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 is the first phase of the FASB's project on liabilities and equity. SFAS No. 150 provides guidance on how an equity classifies and measures certain financial instruments with characteristics of both liabilities and equity. Many of these instruments were previously classified as equity. For example, if an employer's issuance of its shares to a key employee requires the employer to redeem the shares upon the employee's death, then those shares must be classified as a liability, not as equity. For publicly-held companies, SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and pre-existing instruments as of July 1, 2003. SFAS No. 150 requires companies to record the cumulative effect of financial instruments existing at the adoption date. The adoption of this statement did not have a material impact on the Company's results of operations or financial position.

       In December 2003, a revision of SFAS 132, "Employers' Disclosure about Pension and Other Postretirement Benefits," was issued, revising disclosure about pension loans and other post retirements benefits plans and requiring additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of this statement did not have a material impact on the Company's results of operations or financial position.

       In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets." The Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a material impact on the Company's results of operations of financial position.

       SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - BUSINESS, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       RECENT ACCOUNTING PRONOUNCEMENTS, continued
       In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R) ("FAS 123(R)"), Share-Based Payment, a revision of FAS 123. FAS 123(R) requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions), eliminating the alternative previously allowed by FAS 123 to use the intrinsic value method of accounting. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of the instruments using methods similar to those required by FAS 123 and currently used by the Company to calculate pro forma net income and earnings per share disclosures. The cost will be recognized ratably over the period during which the employee is required to provide services in exchange for the award. For private entities, FAS 123(R) is effective as of the beginning of the first annual period that begins after December 15, 2005. The Company plans to adopt FAS 123(R) as of January 1, 2006. The Company is in the process of evaluating whether FAS 123(R) will have a material impact on the Company's overall results of operations or financial position.


NOTE 2 - PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 2004 consists of the following:

         Computers and furniture and equipment ...........      $93,778
         Less:  accumulated depreciation .................       33,373
                                                                -------

                   Property and equipment, Net ...........      $60,405
                                                                =======

       The estimated useful life used for computers and furniture and equipment is five years. Depreciation expense for the years ended December 31, 2004 and 2003 was $13,402 and $10,358, respectively.


NOTE 3 - NOTES PAYABLE

       During the year ended December 31, 2004, the Company borrowed $577,000 under various demand notes from Complete Security Solutions, Inc. ("CSSI"), an unrelated entity that was also acquired by the Parent on February 25, 2005 (See Note 9). These loans are payable on demand and bear interest at an annual rate of 10%. For the year ended December 31, 2004, interest expense on these notes approximated $10,700. The loans are secured by all of the assets of the Company.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4 - STOCKHOLDERS' DEFICIENCY

       The Company and its principal stockholder entered into a stock assignment agreement (the "Assignment Agreement") effective July 17, 2002. The Assignment Agreement provided for the Company's principal stockholder to assign and transfer 4,500,000 shares of his common stock (the "Accommodation Shares") to the Company and for the Company to use the Accommodation Shares for working capital purposes. The Assignment Agreement also provided for the Company to return, at its own discretion, such number of Accommodation Shares that it determined it did not need for working capital purposes.

       In year 2002, the Company recorded the receipt of the Accommodation Shares as treasury stock at an amount equal to the principal stockholders basis of $6,923. The Company subsequently retired the aforementioned shares. During the years ended December 31, 2004 and 2003, the Company used (i) 647,931 and 810,000 shares of available Accommodation Shares to settle certain trade payables, (ii) 118,000 and 908,000 shares of available Accommodation Shares to convert stockholders' loan into common stock and (iii) 121,000 and 1,148,000 shares of available Accommodation Shares to compensate certain employees for services, respectively. During the year ended December 31, 2004, the Company also used 512,069 shares of available Accommodation Shares to compensate certain non-employees for services.

       In accordance with the terms of the Assignment Agreement, the Company returned 735,000 and 1,500,000 shares of Accommodation Shares at various times during the years ended December 31, 2003 and 2004, respectively, to either the principal stockholder or certain designees. The Company recorded the return of the unused Accommodation Shares at their fair value of $.10 per share and recorded a stock-based compensation charge of approximately $72,400 and $147,700 for the years ended December 31, 2004 and 2003, respectively, which represents the excess of the fair value of the Accommodation Shares over the principal stockholder's original basis.


NOTE 5 - ECONOMIC DEPENDENCY

       MAJOR CUSTOMERS
       During the year ended December 31, 2004, revenues earned from two customers totaled $100,000 (41%) and $54,279 (22%), respectively. As of December 31, 2004, there were no amounts due from these customers.

       During the year ended December 31, 2003, revenues earned from five customers totaled $11,940 (11%), $11,940 (11%), $10,755 (10%), $12,567
       (12%) and $14,000 (13%), respectively.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6 - COMMITMENTS AND CONTINGENCIES

       CAPITAL LEASE OBLIGATION
       The Company leases machinery and equipment under a capital lease expiring in September 2007. The assets and liabilities under such capital lease were recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are included in property and equipment and are being depreciated over their useful lives. Depreciation expense for the years ended December 31, 2004 and 2003 on the leased equipment was $1,594 and $394, respectively.

       At December 31, 2004, minimum future lease payments under this capital lease are as follows:

                             Year Ending
                             December 31,                           Amount
                --------------------------------------------       -------
                                 2005                              $ 3,133
                                 2006                                3,133
                                 2007                                2,611
                                                                   -------
                Total minimum lease payments                         8,877
                Less:  amounts representing interest                 2,564
                                                                   -------
                Present value of net minimum lease payments          6,313
                Current maturities of lease payments                 1,912
                                                                   -------

                          Long-term Capital Lease Obligation       $ 4,401
                                                                   =======

       OPERATING LEASES
       In November 2004, the Company renewed its lease for office space in Palos Heights, Illinois, expiring in October 2007, for a monthly rent of approximately $2,000. Occupancy costs were $20,460 and $20,226 for the years ended December 31, 2004 and 2003, respectively.

       In addition, the Company leases internet network data center services and bandwidth capacity under two different operating leases that expire at various dates through November 2007 for a total monthly rent of approximately $3,000. Rental expense for these operating leases was approximately $38,000 and $35,000 for the years ended December 31, 2004 and 2003, respectively, and is included in telecom and network costs in the statements of operations.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6 - COMMITMENTS AND CONTINGENCIES, continued

       OPERATING LEASES, continued
       As of December 31, 2004, the future minimum rental commitments under non-cancelable operating leases are as follows:

                                        Internet Network
        Years Ended                        Date Center       Bandwidth
        December 31,     Office Space       Services          Capacity
        -----------      ------------   ----------------     ---------

            2005           $22,000           $ 8,572           $22,000
            2006            22,000              --              22,000
            2007            18,000              --              19,200
                           -------           -------           -------

                           $62,000           $ 8,572           $63,200
                           =======           =======           =======


NOTE 7 - INCOME TAXES

       At December 31, 2004, the Company had approximately $1,315,000 of net operating loss carryforwards for income tax purposes, which expire at various times through December 31, 2024. As of December 31, 2004, the Company has a deferred tax asset of approximately $473,000 representing the benefits of its net operating loss and certain temporary differences, which include differences in the tax bases of certain intangible assets. The Company has established a full valuation allowance for its deferred tax since it is more likely than not the Company will not realize this benefit in future periods. The Company's ability to utilize its carryforwards may be subject to an annual limitation in future periods, pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.


NOTE 8 - RELATED PARTY TRANSACTIONS

       LOANS PAYABLE TO STOCKHOLDERS
       Since inception, the Company has obtained financing from certain stockholders for its working capital needs. At December 31, 2004, the outstanding balance of stockholders' loans amounted to $19,581. These loans are due on demand and are non-interest bearing. During the years ended December 31, 2004 and 2003, the Company converted loans of $11,800 and $90,800 into 118,000 and 908,000 shares of Accommodation Shares, respectively.

       NOTES PAYABLE - STOCKHOLDERS
       Since inception, the Company has obtained financing from certain stockholders. At December 31, 2004, the principal and interest amount of such notes are approximately $76,300. These notes carry an annual interest rate of 5% and are payable on demand.

                                                                 LUCIDLINE, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 9 - SUBSEQUENT EVENTS

       On February 25, 2005, pursuant to the filing of an Agreement and Plan of Merger, Patron Systems Inc.'s merger with the Company became effective. The merger was consummated pursuant to the definitive Supplemental Agreement and the Agreement and Plan of Merger, entered into as of February 24, 2005, each among Patron Systems, Inc. ("Patron"), LL Acquisition I Corp., a wholly-owned subsidiary of Patron and the Company. Pursuant to the terms of the Supplemental Agreement and Agreement and Plan of Merger with the Company, LL Acquisition I Corp. merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Patron. In connection with the Company's merger, Patron issued 4,400,000 shares of its common stock and paid $200,000 in cash, in the aggregate, in exchange for all of the outstanding shares of the capital stock of the Company. The cash portion of the merger consideration was disbursed on February 28, 2005.

       On April 1, 2005, the Company renewed its existing lease agreement for its internet network data center services, expiring on March 31, 2006, for a monthly rent of approximately $4,900.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and Stockholders
Entelagent Software Corp,


We have audited the accompanying balance sheet of Entelagent Software Corp. as of December 31, 2004 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of Entelagent Software Corp. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had recurring losses since its inception and has a working capital deficiency as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       /s/ Marcum & Kliegman LLP

October  28,  2005
New  York,  New  York

                                                                 ENTELAGENT SOFTWARE CORP.

                                                                             BALANCE SHEET

                                                                         December 31, 2004
------------------------------------------------------------------------------------------


                                   ASSETS
                                   ------

CURRENT ASSETS
--------------

  Cash                                                          $     9,750
  Accounts receivable, net                                          106,832
                                                                ------------

    Total Current Assets                                                      $   116,582

PROPERTY AND EQUIPMENT, Net                                                           694
-----------------------

SECURITY DEPOSIT                                                                    5,000
----------------

TECHNOLOGY LICENSE                                                                802,500
------------------                                                            ------------

    TOTAL ASSETS                                                              $   924,776
                                                                              ------------


                                       59

                                                                 ENTELAGENT SOFTWARE CORP.

                                                                             BALANCE SHEET

                                                                         December 31, 2004
------------------------------------------------------------------------------------------


                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                   ----------------------------------------

CURRENT LIABILITIES
-------------------
  Accounts payable                                              $   496,394
  Accrued payroll                                                 1,678,533
  Payroll taxes payable                                             530,923
  Deferred revenue                                                  119,455
  Accrued interest, including $426,251 due to related parties       664,065
  Accrued expenses                                                   74,181
  Accrued technology license fees                                   450,000
  Advances from prospective acquirer                                943,241
  Advances from prospective affiliate                               788,270
  Amounts due to officers and stockholders                          962,520
  Notes payable                                                     542,414
                                                                ------------

      Total Current Liabilities                                               $ 7,249,996

MANDATORILY REDEEMABLE CONVERTIBLE
----------------------------------
  PREFERRED STOCK
  ---------------
    Series A (Liquidation preference $192,500)                      192,500
    Series B (Liquidation preference $600,000)                      600,000
    Series C (Liquidation preference $1,610,448)                  1,610,448
                                                                ------------

      Total Long-Term Liabilities                                               2,402,948
                                                                              ------------

      TOTAL LIABILITIES                                                         9,652,944

COMMITMENTS AND CONTINGENCIES
-----------------------------

STOCKHOLDERS' DEFICIENCY
------------------------
  Common stock, par value $.01 per share, 10,000,000 shares
    authorized; 3,278,900 shares issued and outstanding              32,789
  Additional paid-in capital                                        748,999
  Accumulated deficit                                            (9,509,956)
                                                                ------------

      TOTAL STOCKHOLDERS' DEFICIENCY                                           (8,728,168)
                                                                              ------------

      TOTAL LIABILITIES AND STOCKHOLDERS'
        DEFICIENCY                                                            $   924,776
                                                                              ------------

       The accompanying notes are an integral part of these financial statements

                                                       ENTELAGENT SOFTWARE CORP.

                                                        STATEMENTS OF OPERATIONS

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                 2004          2003
                                             --------------------------
REVENUE                                      $   538,539   $ 1,186,937
-------

COST OF REVENUE                                  100,214       170,859
---------------                              ------------  ------------

    GROSS MARGIN                                 438,325     1,016,078
                                             ------------  ------------

OPERATING EXPENSES
------------------
  Payroll and related expenses                   855,134     1,629,744
  Legal and professional fees                     22,440        93,477
  Consulting fees - related party                 10,000       120,000
  Other general and administrative expenses      243,239       267,141
                                             ------------  ------------

    TOTAL OPERATING EXPENSES                   1,130,813     2,110,362
                                             ------------  ------------

    OPERATING LOSS                              (692,488)   (1,094,284)

OTHER EXPENSE
-------------
  Interest expense, including $118,804 and
    $113,424 to related parties during the
    years ended December 31, 2004 and
    2003, respectively                          (333,027)     (396,036)
                                             ------------  ------------

    LOSS BEFORE  INCOME TAXES                 (1,025,515)   (1,490,320)

INCOME TAXES                                          --            --
------------                                 ------------  ------------

    NET LOSS                                 $(1,025,515)  $(1,490,320)
                                             ============  ============

       The accompanying notes are an integral part of these financial statements

                                                                                                ENTELAGENT SOFTWARE CORP.

                                                                                   STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                                                                           For the Years Ended December 31, 2004 and 2003
-------------------------------------------------------------------------------------------------------------------------


                                       Common Stock           Additional
                               ---------------------------     Paid in        Deferred       Accumulated
                                  Shares       Par Value       Capital      Compensation       Deficit         Total
-------------------------------------------------------------------------------------------------------------------------

BALANCE - January 1, 2003         3,278,900  $      32,789  $     748,999  $      (7,085)  $  (6,994,121)  $  (6,219,418)
-------

  Amortization of stock-based
    deferred compensation                --             --             --          5,010              --           5,010

  Net loss                               --             --             --             --      (1,490,320)     (1,490,320)
                               ------------  -------------  -------------  --------------  --------------  --------------

BALANCE - December 31, 2003       3,278,900         32,789        748,999         (2,075)     (8,484,441)     (7,704,728)
-------

  Amortization of stock-based
    deferred compensation                --             --             --          2,075              --           2,075

  Net loss                               --             --             --             --      (1,025,515)     (1,025,515)
                               ------------  -------------  -------------  --------------  --------------  --------------

BALANCE - December 31, 2004       3,278,900  $      32,789  $     748,999  $          --   $  (9,509,956)  $  (8,728,168)
-------                        ============  =============  =============  ==============  ==============  ==============

       The accompanying notes are an integral part of these financial statements

                                                          ENTELAGENT SOFTWARE, INC.

                                                           STATEMENTS OF CASH FLOWS

                                     For the Years Ended December 31, 2004 and 2003
-----------------------------------------------------------------------------------


                                                              2004          2003
                                                         --------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
  Net loss                                               $(1,025,515)  $(1,490,320)
                                                         ------------  ------------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                           11,539        21,001
      Deferred financing costs                                 2,916         1,029
      Amortization of deferred stock-based compensation        2,075         5,010
      Bad debt expense                                        39,772        10,000
  Changes in operating assets and liabilities:
      Accounts receivable                                   (105,585)      574,976
      Other assets                                            25,535       (11,059)
      Accounts payable                                       (59,222)      145,924
      Accrued expenses                                        12,247        13,300
      Accrued compensation                                   393,828       736,230
      Accrued interest                                       327,494       303,959
      Deferred revenue                                       (55,115)     (418,715)
      Consulting agreement payable                            10,000        90,000
                                                         ------------  ------------

        TOTAL ADJUSTMENTS                                    605,484     1,471,655
                                                         ------------  ------------

        NET CASH USED IN OPERATING ACTIVITIES               (420,031)      (18,665)
                                                         ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Purchase and development of licensed technology           (352,500)           --
  Additions to fixed assets                                       --        (1,659)
                                                         ------------  ------------

        NET CASH USED IN INVESTING ACTIVITIES            $  (352,500)  $    (1,659)
                                                         ------------  ------------

       The accompanying notes are an integral part of these financial statements

                                                       ENTELAGENT SOFTWARE, INC.

                                             STATEMENTS OF CASH FLOWS, Continued

                                  For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                                        2004      2003
                                                    ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

  Advances made by officers and stockholders        $ 10,524   $  11,763
  Advances from prospective acquirer                  24,500     490,000
  Advances from prospective affiliate                777,840          --
  Note payable advance                                    --       2,000
  Reductions in capital lease obligations             (9,128)    (12,205)
  Repayments to officers and stockholders            (22,730)   (107,500)
  Repayment of factoring arrangement                      --    (392,997)
                                                    ---------  ----------

      NET CASH PROVIDED BY (USED IN)
        FINANCING ACTIVITIES                         781,006      (8,939)
                                                    ---------  ----------

      NET INCREASE (DECREASE) IN CASH                  8,475     (29,263)

CASH - Beginning of Period                             1,275      30,538
----                                                ---------  ----------

CASH - End of Period                                $  9,750   $   1,275
----                                                ---------  ----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
--------------------------------------------------
  Cash paid during the years for:

    Interest                                        $    483   $  91,048
    Income taxes                                    $     --   $      --

       The accompanying notes are an integral part of these financial statements

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  1  -  The  Company
            ------------

     Organization
     ------------
     Entelagent Software Corp. (the "Company") is a California corporation formed in 1996. The Company is a provider of e-mail monitoring and archive software solutions designed to protect enterprises that use the Internet for electronic commerce and secure communications.


NOTE  2  -  Liquidity  and  Financial  Condition
            ------------------------------------

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had recurring losses since its inception. At December 31, 2004, the Company's working capital deficiency amounted to $7,133,414 and its accumulated deficit amounted to $9,509,956. On March 30, 2005, the Company entered into an Agreement and Plan of Merger with Patron Systems Inc. ("Patron") (Note 17). The Company will require substantial additional working capital to sustain its operations, while Patron will continue its efforts to integrate the business into its existing operations.

     The Company expects to continue incurring losses for the foreseeable future and cannot provide any assurance as to when, if ever, it will become a profitable enterprise due to the inherent uncertainty that is related to establishing the commercial feasibility of technological products and developing a presence in new markets. Patron has limited capital resources and is subject to substantial contingencies that raise doubt as to its ability to continue as a going concern. The Company's continued existence is dependent upon the ability of Patron to raise the additional capital that it needs to sustain its operations while it continues to execute its business plan and settle its outstanding legal contingencies in a manner that will not have a material adverse affect on the Company.

     Patron is currently in the process of attempting to raise additional capital and its management has taken certain steps to conserve its liquidity, while it continues to integrate the Company and other acquired businesses into its existing operations. Neither Patron nor the Company has obtained any commitments to provide the Company with new financing. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies
            ----------------------------------------------

     Revenue  Recognition
     --------------------
     The Company derives its revenues from the licensing of computer software, post contract customer support and professional consulting services.

     The Company recognizes revenue in accordance with accounting standards for software companies, including Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, and related interpretations, including Technical Practice Aids. In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements.

     Revenues from software license agreements are generally recognized upon delivery of software to the customer. All of the Company's software sales are supported by a written contract or other evidence of a sale transaction such as a customer purchase order. These forms of evidence clearly indicate the selling price to the customer, shipping terms, payment terms and refund policy, if any. The selling prices of these products are fixed at the time the sale is consummated.

     Revenue from post contract customer support arrangements or undelivered elements are deferred and recognized at the time of delivery or over the period in which the services are performed based on vendor specific objective evidence of fair value for such undelivered elements. Vendor specific objective evidence is typically based on the price charged when an element is sold separately, or, if an element is not sold separately, on the price established by an authorized level of management, if it is probable that the price, once established, will not change before market introduction. The Company uses the residual method prescribed in SOP 98-9 to allocate revenue to delivered elements once it has established vendor-specific evidence for such undelivered elements.

     Professional consulting services are billed based on the number of hours of consulting services provided and the hourly billing rates. The Company recognizes revenue under these arrangements as the service is performed.

     Accounts  Receivable
     --------------------
     Accounts receivable have been adjusted for all known uncollectible accounts. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies,  continued
            ----------------------------------------------

     Property  and  Equipment
     ------------------------
     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally three years. Maintenance and repairs are expensed as incurred. When property and equipment is sold, or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gains or losses are reflected in the statement of operations in the period of disposal.

     Software  Development  Costs
     ----------------------------
     In accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software development costs incurred subsequent to the establishment of technological feasibility through the product's general availability are capitalized. The Company also capitalizes the cost of improvements to its existing products that extend the life or significantly improve the marketability of the original product and enhancements that require a redesign of all or part of the existing product. Any costs incurred prior to the time in which the technological feasibility of a product is established are expensed as research and development.

     The Company did not incur any capitalizable software development costs or research and development expenses with respect to internal development activities during the years ended December 31, 2004 and 2003.

     Amortization of software development costs commences when the related products become available for general release to customers at the greater of the amount computed using (a) the ratio that current gross revenue for a product bears to the total of current and anticipated future revenues for that product, or (b) the straight-line method over the remaining estimated economic life of the product.

     In December 2004, the Company purchased from a third party, a non-exclusive perpetual license to certain software technology (Note 6). Such software is designed to work in conjunction with the Company's existing e-mail surveillance products. The third party has also been engaged to further enhance the product under a development contract that is more fully described in Note 6. The Company capitalized $802,500 of costs, which includes $750,000 for the license and $52,500 of payments made to the third party vendor for further development work. Management estimates that the useful life of the product is five years beginning January 1, 2005. Accordingly, the Company did not record any amortization with respect to these costs for the year ended December 31, 2004.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies,  continued
            ----------------------------------------------

     Impairment  of  Long-Lived  Assets
     ----------------------------------
     The Company evaluates its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When evaluating assets for potential impairment, the Company first compares the carrying amount of the asset to the asset's estimated future cash flows (undiscounted and with interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the assets, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the asset's estimated future cash flows (discounted and with interest charges). If the carrying amount exceeds the asset's estimated future cash flows (discounted and with interest charges), the loss is allocated to the long-lived assets of the group on a pro rata basis using the relative carrying amounts of those assets. The Company did not consider it necessary to record any impairment charges for the years ended December 31, 2004 of 2003.

     Income  Taxes
     -------------
     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

     Stock-Based Compensation
     ------------------------
     As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based compensation arrangements as defined by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies,  continued
            ----------------------------------------------

     The following table summarizes the proforma operating results of the Company had compensation expense for stock options granted to employees been determined in accordance with the fair market value based method prescribed by SFAS No. 123. The Company has presented the following disclosures in accordance with SFAS No. 148.

                                                          For the Years Ended
                                                              December 31,
                                                       --------------------------
                                                           2004          2003
                                                       --------------------------
     Net loss, as reported                             $(1,025,515)  $(1,490,320)
                                                       ------------  ------------
     Add:   stock-based compensation cost included in
              the financial statements                          --            --
     Less:  stock-based employee compensation cost
              under the fair value method of SFAS
              No. 123                                       43,796       120,242
                                                       ------------  ------------

            Proforma Net Loss                          $(1,069,311)  $(1,610,562)
                                                       ============  ============

     The following proforma information regarding stock-based compensation has been determined as if the Company had accounted for its employee stock option shares under the fair market value method of SFAS 123. The fair value of the employee stock options was estimated at the date of grant using the Black-Scholes pricing model.

     No  options were granted during the years ended December 31, 2004 and 2003.

     Non-Employee Stock-Based Compensation
     -------------------------------------
     The cost of stock-based compensation awards issued to non-employees for services is recorded at either the fair value of the services rendered, or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in
     Conjunction  with  Selling,  Goods  or  Services."

     Common Stock Purchase Warrants
     ------------------------------
     The Company accounts for the issuance of common stock purchase warrants issued with registration rights in accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

     Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or
     (ii) give the Company a choice of net-cash settlement, or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), or
     (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies,  continued
            ----------------------------------------------

     Use of Estimates in Preparing Financial Statements
     --------------------------------------------------
     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fair  Value  of  Financial  Instruments
     ---------------------------------------
     The Company's financial instruments consist primarily of accounts receivable, accounts payable, accrued expenses, accrued interest, debt and preferred stock redeemable during the next year's approximate fair value because of their short-maturities. The carrying amounts of the Company's demand notes, advances from prospective acquirer and affiliate and advances from officers and shareholders approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk, when taken together with equity instruments issued to the holder.

     Recently Issued Accounting Pronouncements
     -----------------------------------------
     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting
     Research Bulletin No. 51, "Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by privately held entities is required in annual financial statements for periods beginning after December 15, 2004. The adoption of this pronouncement is not expected to have material effect on the Company's financial statements.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  Summary  of  Significant  Accounting  Policies,  continued
            ----------------------------------------------

     Recently Issued Accounting Pronouncements, continued
     -----------------------------------------
     In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. The charge will be reflected in the Company's Statements of Operations during periods, in which such charges are recorded, but will not affect its Balance Sheets or Statements of Cash Flows. SFAS 123R is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period of the fiscal year that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement will have on its financial statements.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets". SFAS 153 amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this statement are intended to be applied prospectively. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.


NOTE  4  -  Accounts  Receivable
            --------------------

     Accounts  receivable  at  December  31,  2004  consist  of  the  following:

                                                        Amount
                                                       ---------
               Accounts receivable                     $156,604
               Less:  allowance for doubtful accounts   (49,772)
                                                       ---------

                        Accounts Receivable, Net       $106,832
                                                       =========

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  5  -  Property  and  Equipment
            ------------------------

     Property  and  equipment  at  December  31, 2004 consists of the following:

                                                       Amount
                                                     ----------
               Office furniture                      $   9,160
               Computers                                69,098
               Communications system                    35,995
                                                     ----------
                                                       114,253
               Less:  accumulated depreciation        (113,559)
                                                     ----------

                        Property and Equipment, Net  $     694
                                                     ==========

     Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $11,539 and $21,001, respectively.


NOTE  6  -  Technology  License,  Development  and  Joint  Sales  Agreement
            ---------------------------------------------------------------
            with encryptX Corporation
            -------------------------

     On December 29, 2004, the Company entered into an agreement to license and resell encryptX Corporation's ("encryptX") technology for a fee of $750,000. Such license provides the Company with a non-exclusive right to market and sell encryptX's "BeCompliant" technology via its integration into Entelagent's messaging platform. Revenues generated from cross-selling this product will be shared in accordance with the revenue sharing provisions of the agreement. Upon execution of the license agreement, the Company made an initial payment to encryptX of $300,000 and accrued the remaining $450,000. Patron assumed the liability for the remaining payments due to encryptX upon its acquisition of the Company (Note 17).

     The Company also engaged encryptX to make further enhancements to the product in order to increase its usefulness, for an aggregate development fee of $157,500, payable in six monthly installments of $26,250. As of December 31, 2004, the Company made two payments to encryptX in the aggregate amount $52,500, with respect to the development services. The remaining payments, which amounted to $105,000, plus an additional $17,534 for additional consulting work, were made by Patron following its acquisition of the Company in February 2005 (Note 17).

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  7  -  Payroll  Taxes  Payable
            -----------------------

     Payroll taxes payable includes $348,828 of federal income taxes withheld from certain current and former employees of the Company retroactively to 2001, plus $182,095 in estimated penalties and interest. The Company determined that such amounts were due upon an evaluation of its previously filed payroll tax returns that were found to include understatements of reported amounts. The Company has not been contacted by the Internal Revenue Service ("IRS") with respect to this matter, but is prepared to remit the amount of its recorded obligation. The Company does not anticipate having to pay more than the recorded amount, however, there can be no assurance that the ultimate resolution of this matter will not result in the Company having to make a payment that could substantially exceed the amount of its estimate. Interest expense on this obligation amounted to $38,371 for each of the years ended December 31, 2004 and 2003.


NOTE 8 - Advances from Prospective Acquirer
         ----------------------------------

     Advances due to Patron include $770,000 of principal and $173,241 of interest accrued at the rate of 10% per annum. The advances made to the Company by Patron are payable on demand. Interest expense on these advances amounted to $77,211 and $66,622 for the years ended December 31, 2004 and 2003, respectively. As described in Note 17, the Company merged into Patron on March 30, 2005, at which time the Company became a wholly-owned subsidiary of Patron.


NOTE  9  -  Advances  from  Prospective  Affiliate
            --------------------------------------

     Advances due to Complete Security Solutions, Inc. ("CSSI") include $777,840 of principal and $10,430 of interest accrued at the rate of 10% per annum. The advances made to the Company by CSSI are payable on demand and are secured by all the current and future assets of the Company. Interest expense on these advances amounted to $10,430 and $-0- for the years ended December 31, 2004 and 2003, respectively. CSSI merged into Patron on
     February 25, 2005, at which time CSSI became a wholly-owned subsidiary of Patron and an affiliate of the Company by common ownership.


NOTE  10  -  Amounts  Due  to  Officers  and  Stockholders
             ---------------------------------------------

     Amounts due to officers and stockholders include:

     Loans payable                                                      $651,270
     Expense reimbursements                                              153,194
     Accrued consulting fees                                             158,056
                                                                        --------

                                                                        $962,520
                                                                        ========

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  10  -  Amounts  Due  to  Officers  and  Shareholders,  continued
             ---------------------------------------------

     Loans  Payable  to  Officers  and  Stockholders
     -----------------------------------------------
     Throughout its operating history, former officers (during the terms of their employment), current officers and certain stockholders of the Company, have provided financing to the Company for its working capital needs. In certain cases, these individuals made payments directly to third parties to assist the Company with covering its operating expenses during times that its liquidity was constrained. The remaining balance of these advances amounted to $651,270 as of December 31, 2004. These advances and notes, accrued interest at various rates ranging from 8% to 24%, and the accrued interest amounted to $426,251 as of December 31, 2004. Interest expense on these loans amounted to $118,804 and $113,424 for the years ended December 31, 2004 and 2003, respectively.

     Subsequent to December, 31, 2004, as part of the merger with Patron on March 30, 2005, the Company entered into notes payable with these officers and shareholders to be repaid on or before February 28, 2006. The notes accrue interest at a rate of 8% per annum and require quarterly interest payments beginning June 30, 2005.

     Expense  Reimbursements  to  Officers  and  Stockholders
     --------------------------------------------------------
     Certain officers and stockholders incurred expenses on behalf of the Company, which are to be reimbursed by the Company to these individuals.
     These expenses are principally for travel and entertainment and miscellaneous other business expenses. The amount due to be reimbursed to these officers and stockholders at December 31, 2004 is $153,194.

     Accrued  Consulting  Fees
     -------------------------
     In August 2001, the Company entered into an agreement with the Company's founder upon his resignation and termination as Chief Executive Officer, whereby the Company contracted with this individual to have him provide certain consulting services to the Company. As of December 31, 2004, the amount of accrued and unpaid consulting fees totaled $158,056. Upon his resignation as Chief Executive Officer, this individual remained Chairman of the Board of Directors.


NOTE 11 - Notes Payable
          -------------

     Notes payable include (a) a note payable to Lok Technologies, Inc. in the amount of $312,557 bearing interest at 15%, (b) a note payable to Liberty Information Management Solutions in the amount of $169,357 bearing interest at 16.5%, and (c) an aggregate of $60,500 payable to three individuals bearing interest from 10% to 15%. The Company is in default of each of these obligations at December 31, 2004. Accordingly, they are payable on demand and are classified as a current liability in the accompanying balance sheet. Accrued interest on these notes amounted to $237,813 as of December 31, 2004 and is included as a component of accrued interest in the accompanying balance sheet. Interest expense on these notes amounted to $82,678 and $85,542 for the years ended December 31, 2004 and 2003, respectively.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  12  -  Accounts  Receivable  Factoring  Arrangement
             --------------------------------------------

     The Company had an accounts receivable factoring arrangement with a financial institution providing for the sale, with recourse of up to 80% of eligible accounts receivable. The Company repaid the balance due under this arrangement, which amounted to $392,997, which was terminated during the year ended December 31, 2003.


NOTE  13  -  Series  A,  Series  B  and  Series  C  Preferred  Stock
             -------------------------------------------------------

     Pursuant to the Company's restated certificate of incorporation, the Company is authorized to issue up to 50,000 shares of its Series A Convertible $0.01 par value Preferred stock ("Series A Preferred"), 15,000 shares of its Series B Convertible $0.01 par value Preferred stock ("Series B Preferred"), and 100,000 shares of its Series C Convertible $0.01 par value Preferred stock ("Series C Preferred").

     As of December 31, 2004, the Company has outstanding 19,250 shares of Series A Preferred, 12,000 shares of Series B Preferred and 20,277 shares of Series C Preferred. In addition, the Company issued to investors of 6,286 of the Series C Preferred shares, warrants to purchase up to 29,900 shares of the Company's common stock ("Warrants"). The Warrants have a five-year term expiring December 28, 2005 and an exercise price of $3.18 per share. The aggregate fair value of the Warrants, which amounted to approximately $23,000, was accreted as interest expense to January 1, 2002, the earliest date of redemption of the Series C Preferred.

     The Series A Preferred is convertible into common stock at any time at the option of the holder, based on a formula which results in a 44.14-to-1 exchange ratio of common stock for Series A Preferred. The Series B Preferred is convertible into common stock at any time, at the option of the holder, based on a formula which results in a 25 to 1 exchange ratio of common stock for Series B Preferred. The Series C Preferred is convertible into common stock, at the option of the holder, based on a formula equal to the original Series C Preferred issuance price ("Original Issue Price") divided by 25 multiplied by the number of Series C Preferred shares. The formula for each of the three preferred stock series is subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions. The shares of Series A Preferred, Series B Preferred and Series C Preferred convert automatically into shares of common stock immediately upon the sale of common stock, pursuant to a registration statement under the Securities Act of 1933 where the aggregate cash proceeds in such offering are at least $10,000,000.

     The Company has reserved 1,655,350 shares of its common stock for issuance upon the conversion of its redeemable convertible preferred stock.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  13  -  Series  A,  Series  B  and  Series  C  Preferred  Stock,  continued
             -------------------------------------------------------

     In the event of any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to shareholders would be distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred and common stock pro rata based on the number of shares of common stock held by each, determined on an as-converted basis (assuming conversion of all such Series A Preferred, Series B Preferred and Series C Preferred) determined as follows: (i) the initial Series A Liquidation Preference amount is $10.00 per share; (ii) the initial Series B Liquidation Preference amount is $50.00 per share; and
     (iii) the initial Series C Liquidation Preference amount is the Original Issue Price for each share. The holders of Series C Preferred would first receive no less than an amount equal to the Series C Liquidation Preference amount for each share of Series C Preferred stock (as adjusted for any stock splits, stock dividends or recapitalizations of the Series C Preferred stock) before distributions are made to the holders of Series B Preferred stock.

     The holders of Series B Preferred would next receive no less than an amount equal to the Series B Liquidation Preference amount for each share of Series B Preferred stock (as adjusted for any stock splits, stock dividends or recapitalizations of the Series B Preferred stock) before distributions are made to the holders of Series A Preferred stock. The holders of Series A Preferred would next receive no less than an amount equal to the Series A Liquidation Preference amount for each share of Series A Preferred stock (as adjusted for any stock splits, stock dividends or recapitalizations of the Series A Preferred stock) before distributions are made to the holders of the Company's common stock.

     The holders of the Series C Preferred and the Series B Preferred are also entitled to receive pari passu non-cumulative cash dividends, when and as declared, in preference to any dividends declared on the Series A Preferred and on the common stock of the Company.

     One or more holders of shares of the Series A Preferred can require the Company at any time after January 1, 1998 to redeem their Series A Preferred shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) at the Series A Liquidation Preference amount, plus accrued but unpaid dividends. Redemption payments, if demanded, would be payable, at the Company's option, in twelve equal quarterly installments, commencing on October 31, 2002, following the Company's receipt of a redemption notice by the holders of the Series A Preferred.

     One or more holders of shares of the Series B Preferred can require the Company at any time after January 31, 2000 to redeem their Series B Preferred shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) at the Series B Liquidation Preference amount, plus accrued but unpaid dividends. Redemption payments, if demanded, would be payable, at the Company's option, in twelve equal quarterly installments, commencing on January 1, 2003, following the Company's receipt of a redemption notice by the holders of the Series B Preferred.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  13  -  Series  A,  Series  B  and  Series  C  Preferred  Stock,  continued
             -------------------------------------------------------

     One or more holders of shares of the Series C Preferred can require the Company at any time after January 31, 2002 to redeem their Series C Preferred shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) at the Series C Liquidation Preference amount, plus accrued but unpaid dividends. Redemption payments, if demanded, would be payable, at the Company's option, in twelve equal quarterly installments, commencing on January 1, 2005, following the Company's receipt of a redemption notice by the holders of the Series C Preferred.

     Holders of each share of Series A Preferred, Series B Preferred and Series C Preferred have the right to one vote for each share of Common Stock, into which such holders' shares of Series A Preferred, Series B Preferred and Series C Preferred could then be converted. As long as the Company has seven or fewer authorized directors, the holders of Series A Preferred and Series B Preferred are entitled, voting each as a separate class, to elect one director each (for a total of two) to the Board of Directors. In addition, for as long as the Company has eight or more authorized directors, the holders of Series A Preferred and Series B Preferred are entitled, voting each as a separate class, to elect two directors each (for a total of four) to the Board of Directors.

     Holders of each of the Series A Preferred, Series B Preferred and Series C Preferred have the right to demand registration of the common stock of the Company issued or issuable for their preferred shares. The Company is required, under the circumstances, to use its best efforts to effect as soon as practicable the registration of the securities under the Securities Exchange Act of 1934

     The Company classified the Series A Preferred, the Series B Preferred and the Series C Preferred as liability instruments in the accompanying balance sheet in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," since they are all mandatorily redeemable at the option of the holder.


NOTE 14 - Stockholders' Deficiency
          ------------------------

     Stock Options
     -------------
     The Company's 1997 Stock Incentive Compensation Plan (the 1997 Plan) provides for the grant of incentive and nonqualified stock options to employees, officers, directors, agents, consultants and independent contractors.

     Options under the Plan are granted at fair market value on the date of grant. The shares of common stock covered by options granted on the date of hire generally vest at the rate of 12.5% 6 months from the date of grant, and an additional 2.08% every month thereafter, with all shares becoming fully vested on the fourth anniversary date of the date of grant. Options granted other than on the date of hire generally vest at the rate of 2.08% every month, commencing one month from the date of grant. The 1997 Plan provides for grants with terms up to ten years. Option grants typically have a term of five years.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 14 - Stockholders' Deficiency, continued
          ------------------------

                                                      Weighted
                                        Options        Average        Options
                                         Shares    Exercise Price   Exercisable
                                       ----------------------------------------
     Outstanding at December 31, 2002  1,174,564   $          2.07      815,911
       Granted                                --
       Cancellations and forfeitures     (71,916)             2.66
       Exercised                              --
                                       ----------

     Outstanding at December 31, 2003  1,102,648   $          2.03    1,021,507
       Granted                                --
       Cancellations and forfeitures    (197,250)             1.48
       Exercised                              --
                                       ----------

     Outstanding at December 31, 2004    905,398   $          2.15      898,120
                                       ==========

     The weighted average remaining contractual life and weighted average exercise price of options outstanding and options exercisable at December 31, 2004 under all of the Company's stock option plans for selected exercise price ranges is as follows:

                                        Options Outstanding
                                          Weighted Average
                           Options           Remaining            Options
                         Outstanding      Contractual Life      Exercisable
      Exercise Price       Shares             (Years)             Shares
--------------------------------------------------------------------------------
           $1.44           250,000              4.82              250,000
            2.00           379,150              1.00              379,150
            2.88           175,000              0.92              175,000
            3.18            70,000              1.53               62,722
            3.20            31,248              0.92               31,248

     Deferred Stock-Based Compensation
     ---------------------------------
     The Company uses the intrinsic value-based method to account for all of its employee stock-based compensation arrangements. The underlying fair value of the Company's common stock did not exceed the exercise price of the stock options at the date of grant and, therefore, no employee stock-based compensation charges were recorded in 2004 and 2003.

     Common Stock Purchase Warrants
     ------------------------------
     At December 31, 2004, the Company had an aggregate of 57,138 outstanding common stock purchase warrants. Such warrants include 6,250 with an exercise price of $2.00 per share and a remaining contractual life of 3 months and 50,888 with an exercise price of $3.18 per share and a weighted average remaining contractual life of 14 months. The Company did not issue any common stock purchase warrants during the years ended December 31, 2004 and 2003.

                                                       ENTELAGENT SOFTWARE CORP.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 15 - Economic Dependency
          -------------------

     Major Customers
     ---------------
     During the year ended December 31, 2004, revenues from one customer amounted to $136,976, which is 25.4% of the Company's revenue for the year.

     During the year ended December 31, 2003, revenues from two customers amounted to $444,500 and $141,060, which are 37.4% and 11.9% of revenues for the year, respectively.


NOTE 16 - Income Taxes
          ------------

     At December 31, 2004, the Company has incurred book losses totaling nearly $9.4 million and, as a result, believes that it has substantial net operating loss carryforwards that may be available to offset future taxable income, if any, through 2024. The Company is currently delinquent with respect to filing its Federal and State income tax returns and, therefore, has not quantified the amounts or nature of its deferred tax assets. The Company has established a 100% valuation allowance for the deferred tax assets arising from the net operating loss and other temporary differences as management believes that it is more likely than not that their benefit, if any, will not be realized in the future.

     The utilization of the net operating losses may be subject to substantial limitations due to the "change of ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions, as a result of the Company's merger with Patron Systems, Inc.


NOTE  17  -  Subsequent  Events
             ------------------

     On February 24, 2005, Patron entered into a definitive Amended and Restated Supplemental Agreement, pursuant to which Entelagent Mergerco, a wholly-owned subsidiary of Patron, would merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Patron. On March 30, 2005, pursuant to the filing of an Amended and Restated Agreement and Plan of Merger, Patron's merger with the Company became effective.

     (b)     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS.


Index of PRO FORMA FINANCIAL STATEMENTS
  Unaudited Pro Forma Condensed Consolidated Statements . . . . . . . . . . . 81
  Unaudited Pro Forma Condensed Consolidated Balance Sheet. . . . . . . . . . 82
  Unaudited Pro Forma Condensed Consolidated Statement of Operations. . . . . 83
  Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet at
      December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
  Notes to Unaudited Pro Forma Adjustments to Condensed Consolidated
      Statement of Operations - Year Ended  December 31, 2004 . . . . . . . . 86

As described in Item 2.01 of the Form 8-K, effective February 25, 2005, Patron's subsidiary CSSI Acquisition Co. I, Inc. consummated a merger with Complete Security Solutions, Inc. ("CSSI") and Patron's subsidiary LL Acquisition I Corp. consummated a merger with LucidLine, Inc. ("LucidLine"). On February 24, 2005 CSSI consummated a merger with IDK Enterprises, Inc. Additionally, on March 30, 2005, Patron's subsidiary ESC Acquisition, Inc. consummated a merger with Entelagent Software Corp. ("Entelagent").

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements') of Patron Systems, Inc. (the "Company") are derived from the Company's audited financial statements as of and for the year ended December 31, 2004 and give effect to (1) the Company's mergers with CSSI, LucidLine and Entelagent (the "Transactions") and (2) the issuance of $3,500,000 of Bridge Financing notes with warrants sold to thirty-three accredited investors introduced by Laidlaw & Company (UK) Ltd. ("Laidlaw").

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they had occurred on December 31, 2004 and the unaudited pro forma condensed consolidated statement of operations gives effect to the Transactions as if they had occurred on January 1, 2004. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited Pro Forma Financial Statements are presented for informational purposes only and do not purport to represent what the Company's financial position or results of operations would have been as of the date or for the period presented had the Transactions in fact occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations for any future date or period. The Pro Forma Financial Statements do not reflect any operating efficiencies, cost savings or opportunities that the Company may achieve in combining the operations of the merged businesses. The Pro Forma Financial Statements are qualified by reference to, and should be read in conjunction with , the Company's audited financial statements included in its Annual Report on Form 10-KSB, filed with the SEC on July 1, 2005.

The mergers are being accounted for as purchase business combinations. Accordingly, the Company will establish a new basis of accounting for each of the merged businesses by allocating their respective purchase prices (including direct transaction costs), to the fair values of the assets acquired and liabilities assumed as of the dates the mergers were consummated. A final determination of the allocations of the purchase prices to the assets acquired and liabilities assumed based on their respective fair values as of the dates of the merges has not yet been completed. Accordingly, the purchase price adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing such Pro Forma Financial Statements. The Company is performing a valuation study to determine the fair value of the assets and liabilities of

CSSI, LucidLine and Entelagent and will make appropriate purchase accounting adjustments upon the completion of the valuation study.

                                 UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                                            AT DECEMBER 31, 2004
                                                ------------------------------------------------------------------------
                                                                COMPLETE
                                                  PATRON        SECURITY          IDK                       ENTELAGENT
                                                  SYSTEMS,      SOLUTIONS,    ENTERPRISES,    LUCIDLINE      SOFTWARE
                                                    INC.           INC.           INC.           INC.       CORPORATION
                                                -------------  ------------  --------------  ------------  -------------
Current Assets
  Cash and cash equivalents                     $     45,901   $ 1,447,885   $      22,497   $         -   $      9,750


  Restricted cash                                          -             -               -             -              -
  Accounts receivable, net                                 -             -         216,960        12,422        106,832
  Other current assets                                 6,310        96,700           3,874         2,200              -
                                                ------------------------------------------------------------------------
    sub-total current assets                          52,211     1,544,585         243,331        14,622        116,582

Fixed assets, net                                          -             -          26,921        60,405            694
Advances to acquired entities                        348,916     2,755,816

Intangible assets
  Customer lists                                           -             -          22,500             -              -
  Tradename and trademarks                                 -             -                             -              -
  Technology                                               -             -         303,078             -        802,500
  In-process R&D                                           -             -               -             -              -
Goodwill                                                   -             -               -             -              -
Deferred financing fees                                    -        85,167         121,900             -              -

Other assets                                               -             -               -             -          5,000
                                                ------------------------------------------------------------------------
  sub-total other assets                             348,916     2,840,983         474,399        60,405        808,194
                                                ------------------------------------------------------------------------
Total Assets                                    $    401,127   $ 4,385,568   $     717,730   $    75,027   $    924,776
                                                ========================================================================

Current Liabilities
  Accounts payable                              $  1,725,651   $         -   $      36,633   $    47,047   $    496,394

  Cash overdraft                                           -             -               -           863              -
  Loan interest payable                              277,169             -               -             -        664,065
  Advances from acquired entity and affiliate              -             -         657,847       577,000      1,731,511
  Accrued payroll taxes payable                            -             -               -             -        530,923
  Accrued compensation and payroll                 2,100,778             -         143,408             -      1,678,533
  Notes, loans and payables due to
   officers/shareholders                           1,565,898       100,000                        95,901        962,520
  Deferred revenue                                         -             -         145,275             -        119,455
  Convertible notes payable                                -             -               -             -              -
  Bridge notes payable                                     -             -               -             -              -
  Notes payable                                            -             -               -             -              -
  Notes and commitments payable                      695,000             -               -             -        542,414
  Accrued dividends                                        -        34,539         583,291             -              -
  Current maturities of capital leases                     -             -               -         1,912              -
  Accrued technology license fees                          -             -               -             -        450,000
  Other current and accrued liabilities                    -        43,750          24,464             -         74,181
                                                ------------------------------------------------------------------------
    sub-total current liabilities                  6,364,496       178,289       1,590,918       722,723      7,249,996

Demand notes payable                               1,738,667             -               -             -              -
Capital lease, net of current maturities                   -             -               -         4,401              -

Preferred stock                                            -     3,877,219       4,358,769             -      2,402,948
                                                ------------------------------------------------------------------------
  Total liabilities                                8,103,163     4,055,508       5,949,687       727,124      9,652,944

Common stock subject to
  Put Right (2,000,000 shares)                     1,000,000             -               -             -              -

Stockholders' Equity
  (Deficiency)
  Common stock                                       370,062        24,532               1       663,022         32,789

  Additional paid in capital                      28,973,711       673,643       2,058,841             -        748,999

  Warrants to be issued                                    -             -               -             -              -

  Common stock to be issued                        4,671,400             -               -             -              -
  Stock subscription receivable                            -       (24,532)              -             -              -
  Common stock repurchase obligation              (1,300,000)            -               -             -              -
  Deferred compensation                           (1,475,333)            -        (383,627)            -              -
  Accumulated deficit                            (39,941,876)     (343,583)     (6,907,172)   (1,315,119)    (9,509,956)
                                                ------------------------------------------------------------------------
    Total Stockholders 'Equity (Deficiency)       (8,702,036)      330,060      (5,231,957)     (652,097)    (8,728,168)
                                                ------------------------------------------------------------------------
    Total Liabilities and
      Stockholders' Equity (Deficiency)         $    401,127   $ 4,385,568   $     717,730   $    75,027   $    924,776
                                                ========================================================================


                                                  PRO FORMA             PRO FORMA
                                                 ADJUSTMENTS   NOTE:   CONSOLIDATED
                                                -------------  -----  --------------
Current Assets
  Cash and cash equivalents                     $ (1,388,000)  c      $   3,320,591
                                                        (863)  d
                                                   3,183,421   l
  Restricted cash                                  1,388,000   c          1,388,000
  Accounts receivable, net                                 -                336,214
  Other current assets                                     -                109,084
                                                -------------         --------------
    sub-total current assets                       3,182,558              5,153,889

Fixed assets, net                                     46,980   e            135,000
Advances to acquired entities                       (200,000)  b            (61,626)
                                                  (2,966,358)  f
Intangible assets
  Customer lists                                     157,500   g            180,000
  Tradename and trademarks                           161,000   g            161,000
  Technology                                       1,464,422   g          2,570,000
  In-process R&D                                     190,000   g            190,000
Goodwill                                          21,402,694   b         21,402,694
Deferred financing fees                             (207,067)  h            869,079
                                                     614,079   l
                                                     255,000   m
Other assets                                               -                  5,000
                                                -------------         --------------
  sub-total other assets                          20,918,250             25,451,147
                                                -------------         --------------
Total Assets                                    $ 24,100,808          $  30,605,036
                                                =============         ==============

Current Liabilities
  Accounts payable                              $    657,633   b      $   2,797,106
                                                    (166,252)  j
  Cash overdraft                                        (863)  d                  -
  Loan interest payable                             (461,523)  j            479,711
  Advances from acquired entity and affiliate     (2,966,358)  f                  -
  Accrued payroll taxes payable                                             530,923
  Accrued compensation and payroll                (1,040,537)  j          2,882,182
  Notes, loans and payables due to
   officers/shareholders                            (869,688)  j          1,854,631
  Deferred revenue                                         -                264,730
  Convertible notes payable                        4,500,000   i          4,500,000
  Bridge notes payable                             2,456,140   l          2,456,140
  Notes payable                                    2,613,000   j          2,613,000
  Notes and commitments payable                      (75,000)  j          1,162,414
  Accrued dividends                                 (617,830)  k                  -
  Current maturities of capital leases                     -                  1,912
  Accrued technology license fees                          -                450,000
  Other current and accrued liabilities                    -                142,395
                                                -------------         --------------
    sub-total current liabilities                  4,028,722             20,135,144

Demand notes payable                                       -              1,738,667
Capital lease, net of current maturities                   -                  4,401

Preferred stock                                  (10,638,936)  a                  -
                                                -------------         --------------
  Total liabilities                               (6,610,214)            21,878,212

Common stock subject to
  Put Right (2,000,000 shares)                             -              1,000,000

Stockholders' Equity
  (Deficiency)
  Common stock                                      (720,344)  a            519,062
                                                     149,000   b
  Additional paid in capital                      (3,481,483)  a         41,744,711
                                                  12,516,000   b
                                                     255,000   m
  Warrants to be issued                            2,167,500   b          3,508,860
                                                   1,341,360   l
  Common stock to be issued                                -              4,671,400
  Stock subscription receivable                       24,532   a                  -
  Common stock repurchase obligation                                     (1,300,000)
  Deferred compensation                              383,627   a         (1,475,333)
  Accumulated deficit                             18,075,830   a        (39,941,876)
                                                -------------         --------------
    Total Stockholders' Equity (Deficiency)       30,711,022              7,726,824
                                                -------------         --------------

    Total Liabilities and
      Stockholders' Equity (Deficiency)         $ 24,100,808          $  30,605,036
                                                =============         ==============

See notes to proforma condensed consolidated financial statements.

                          UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                        FOR THE YEAR ENDED DECEMBER 31, 2004
                                                     --------------------------------------------------------------------------
                                                                       COMPLETE
                                                                       SECURITY          IDK                        ENTELAGENT
                                                         PATRON        SOLUTIONS,    ENTERPRISES,    LUCIDLINE,     SOFTWARE
                                                      SYSTEMS, INC.       INC.           INC.           INC.       CORPORATION
                                                     ---------------  ------------  --------------  ------------  -------------
Revenue                                              $            -   $         -   $   1,039,743   $   243,915   $    538,539
Cost of Sales                                                     -             -         279,764       222,699        100,214
                                                     --------------------------------------------------------------------------
  Gross Profit                                                    -             -         759,979        21,216        438,325

General and administrative                                1,923,752       279,262       3,351,504       625,223      1,130,813



Stock-based penalty under accommodationg agreements       1,434,900             -               -             -              -
Common stock issued to non-employees for services           767,567             -               -             -              -
Loss associated with settlement agreement                   438,667             -               -             -              -
Charges associated with share-exchange transaction           45,215             -               -             -              -
                                                     --------------------------------------------------------------------------
Total Operating Expenses                                  4,610,101       279,262       3,351,504       625,223      1,130,813

                                                     --------------------------------------------------------------------------
Loss from Operations                                     (4,610,101)     (279,262)     (2,591,525)     (604,007)      (692,488)

Interest Income                                              77,000        21,129               -             -              -
Interest Expense                                           (132,350)      (85,450)       (454,415)      (13,297)      (333,027)


                                                     --------------------------------------------------------------------------
    Income (loss) before income taxes                    (4,665,451)     (343,583)     (3,045,940)     (617,304)    (1,025,515)

Provision for Income Taxes                                        -             -               -             -              -
                                                     --------------------------------------------------------------------------
    Net Loss                                         $   (4,665,451)  $  (343,583)  $  (3,045,940)  $  (617,304)  $ (1,025,515)
                                                     ===============  ============  ==============  ============  =============

Net loss per share - Basic and Diluted               $        (0.12)
Weighted average number of shares
    outstanding - Basic and Diluted                      38,808,280
Related party interest expense                               33,490             -           4,412             -        206,445


                                                                             PRO FORMA
                                                                            CONSOLIDATED
                                                       PRO FORMA             FULL YEAR
                                                      ADJUSTMENTS   NOTE:       P&L
                                                     -------------  -----  --------------
Revenue                                              $          -          $   1,822,197
Cost of Sales                                             234,236   n            836,913
                                                     -------------         --------------
  Gross Profit                                           (234,236)               985,284

General and administrative                               (146,750)  n          7,459,506
                                                         (107,300)  p
                                                           23,490   q
                                                          379,512   r
Stock-based penalty under accommodationg agreements             -              1,434,900
Common stock issued to non-employees for services               -                767,567
Loss associated with settlement agreement                       -                438,667
Charges associated with share-exchange transaction              -                 45,215
                                                     -------------         --------------
Total Operating Expenses                                  148,952             10,145,855

                                                     -------------         --------------
Loss from Operations                                     (383,188)            (9,160,571)

Interest Income                                           (77,000)  o             21,129
Interest Expense                                           77,000   o         (3,251,464)
                                                       (1,043,860)  s
                                                         (614,079)  t
                                                         (396,986)  u
                                                         (255,000)  v
                                                     -------------         --------------
    Income (loss) before income taxes                  (2,693,113)           (12,390,906)

Provision for Income Taxes                                      -                      -
                                                     -------------         --------------
    Net Loss                                         $ (2,693,113)         $ (12,390,906)
                                                     =============         ==============

Net loss per share - Basic and Diluted                                     $       (0.23)
Weighted average number of shares
    outstanding - Basic and Diluted                    14,900,000             53,708,820
Related party interest expense                                  -                244,347

See notes to proforma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 2004

a) Represents the elimination of the historical stockholders' equity (deficiency) for each of the merged businesses

b) The mergers are being accounted for as purchase business combinations. Accordingly, the Company (on a preliminary basis) established a new basis of accounting for each of the merged businesses by allocating their respective purchase prices (including direct transaction costs), to the fair values of the assets acquired and liabilities assumed as of the dates the mergers were consummated using estimates and assumptions it believes are reasonable. A final determination of the allocations of the purchase prices to the assets acquired and liabilities assumed based on their respective fair values as of the dates of the mergers has not yet been completed. Accordingly, the purchase price adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing such Pro Forma Financial Statements. The Company is performing a valuation study to determine the fair value of the assets and liabilities of CSSI, LucidLine and Entelagent and will make appropriate purchase accounting adjustments upon the completion of the valuation study. The actual results of the allocation may differ significantly from management's estimates.

     The following tables provide a breakdown of (a) the respective purchase prices of each of the merged businesses including the fair value of purchase consideration issued to the sellers plus direct transaction expenses incurred by the Company in connection with consummating these transactions, and (b) the Company's preliminary allocation of its purchase prices.

                                   Complete                         Entelagent
                                   Security                          Software
                               Solutions, Inc.   LucidLine, Inc.   Corporation      Total
                               ----------------  ----------------  ------------  -----------
Cash                           $              -  $        200,000  $          -  $   200,000
Common Stock                          6,375,000         3,740,000     2,550,000   12,665,000
Subordinated promissory notes         4,500,000                 -             -    4,500,000
Common stock warrants                 1,912,500                 -             -    1,912,500
Transaction expenses                    398,128           154,611       359,894      912,633
                               ----------------  ----------------  ------------  -----------
  Total Purchase Price         $     13,185,628  $      4,094,611  $  2,909,894  $20,190,133
                               ================  ================  ============  ===========

                                           Complete                           Entelagent
                                           Security                            Software
                                        Solutions, Inc.    LucidLine, Inc.    Corporation      Total
                                       -----------------  -----------------  -------------  ------------
Fair value of tangible assets:
  Cash                                 $      1,470,382   $              -   $      9,750   $ 1,480,132
  Accounts receivable                           216,960             12,422        106,832       336,214
  Employee receivables                                -                  -         39,216        39,216
  Other current assets                          100,574              2,200              -       102,774
                                       -----------------------------------------------------------------
    Total current assets                      1,787,916             14,622        155,798     1,958,336
  Property and Equipment                         26,921             60,405            694        88,020
  Other assets                                        -                  -          5,000         5,000
  Advances to prospective affiliates          2,097,969                  -              -     2,097,969
                                       -----------------------------------------------------------------
  Total  tangible assets                      3,912,806             75,027        161,492     4,149,325

Liabilities assumed:
  Accounts payable                              (36,633)           (47,047)      (496,394)     (580,074)
  Cash overdraft                                      -               (863)             -          (863)
  Accrued compensation                         (143,408)                 -     (1,731,511)   (1,874,919)
  Advances from prospective affiliate                 -           (577,000)    (1,717,749)   (2,294,749)
  Deferred revenue                             (145,275)                 -       (119,455)     (264,730)
  Accrued expenses
    and other current liabilities              (168,214)           (97,813)    (3,224,103)   (3,490,130)
                                       -----------------------------------------------------------------
    Total current liabilities                  (493,530)          (722,723)    (7,289,212)   (8,505,465)
  Long term liabilities                               -             (4,401)             -        (4,401)
                                       -----------------------------------------------------------------
    Total liabilities assumed                  (493,530)          (727,124)    (7,289,212)   (8,509,866)
                                       -----------------------------------------------------------------
Net tangible assets acquired           $      3,419,276   $       (652,097)  $ (7,127,720)  $(4,360,541)

Increased valuation of fixed assets    $         35,079   $            595   $     11,306   $    46,980
Value of excess allocated to:
  Developed technology                          670,000                  -      1,900,000     2,570,000
  Customer relationships                        180,000                  -              -       180,000
  Trademarks and tradenames                      55,000                  -        106,000       161,000
  In-process research and
   development                                  190,000                  -              -       190,000
Goodwill                                      8,636,273          4,746,113      8,020,308    21,402,694

(c) Represents $1,388,000 of funds set aside in a restricted cash escrow account to pay certain Entelagent liabilities pursuant to the merger agreement with Entelagent

(d) Adjustment to reclassify LucidLine's cash overdraft to cash and cash equivalents

(e) Represents an increase in the historical basis of each of the acquired businesses' property and equipment to their estimated fair values.

(f) Represents the advances made by Patron and CSSI to LucidLine and Entelagent being eliminated against the LucidLine and Entelagent balance sheet liability of advances from affiliate (Patron and CSSI).

(g) Represents the allocation of a portion of the excess of the purchase prices over the fair value of assets acquired (liabilities assumed) of each of the merged businesses to the estimated fair value of their amortizable intangible assets.

(h) Represents the elimination of deferred financing costs of CSSI and IDK for transactions that originated prior to, but did not survive, such mergers.

(i) Represents a note issued as purchase consideration to the preferred stockholders of CSSI.

(j) Represents the conversion of $2,613,000 of certain Entelagent trade payables and other amounts due to related parties into a note payable bearing an interest rate of 8% per annum maturing one year after the completion of the merger.

(k) Represents the elimination of accrued contractual dividends payable to the preferred stockholders of CSSSI and IDK that the Company did not assume in its acquisition of such businesses.

(l) Represents the $3,500,000 financing (the "Bridge Financing") completed in conjunction with the mergers. This financing resulted in the issuance of 10% Senior Convertible Promissory Notes and warrants to purchase up to 1,750,000 shares of the Company's common stock. The Bridge Financing notes have an initial term of 120 days. Additionally, the Bridge Financing Notes, if extended beyond the initial term of 120 days, will carry an interest rate of 12% per annum. The Company allocated $2,456,140 of the proceeds to the Bridge Notes and $1,043,860 of the proceeds to the warrants. Additionally, the Company incurred deferred financing costs which amounted to $614,079, including cash fees paid at closing from the financing proceeds which totalled $316,579 and $297,500 representing the fair value of 350,000 common stock purchase warrants issued to Laidlaw & Company (UK) Ltd. in their capacity as the placement agent in the $3,500,000 Bridge Financing transaction.

(m) Represents the aggregate fair value of 300,000 common stock purchase warrants issued to Laidlaw & Co. (UK) Ltd. in connection with acquisition related services.

NOTES TO UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - YEAR ENDED DECEMBER 31, 2004


(n) Adjustment to record increased amortization of intangible assets of $87,486 for the year ended December 31, 2004. Recorded as $234,236 to Cost of Sales for the amortization of developed technology and $(146,750) in General and Administrative expenses for the amortization of other intangibles.

(o) Adjustment to eliminate the interest income at Patron on loans made to Entelagent ($77,000) and elimination of the corresponding interest expense at Entelagent.

(p) Adjustment to eliminate the $107,300 expense associated with acquisitions not consummated.

(q) Adjustment to increase depreciation for the step-up in basis of fixed assets.

(r) Adjustment to compensation for employment agreements issued to key executives at Entelagent and LucidLine.

(s) Adjustment to record the accretion of the discount recorded on the Bridge Financing notes. This accretion, amounting to $1,043,860, is included as a component of interest expense.

(t) Adjustment to record the amortization of the deferred financing costs which are being amortized over the minimum term of the debt instrument which is 120 days. This amortization expense is included as a component of interest expense in the accompanying statement of operations.

(u) Adjustment to record the interest expense associated with the Bridge Financing notes at 10% per annum for 120 days and 12% per annum for the balance of the pro forma period to December 31, 2004.

(v) Adjustment to record the interest expense associated with the amortization of the 300,000 common stock purchase warrants issued to acquisiton adviser Laidlaw & Company (UK) Ltd.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PATRON SYSTEMS, INC.


Date:   December 8, 2005                 By:  /s/ Robert Cross
                                            ------------------------------
                                         Robert Cross
                                         Chief Executive Officer